                                                      FILED PURSUANT TO
                                                      RULE 424 (B) (3)
                                                      REGISTRATION NO: 333-44900

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
             SUPPLEMENT NO. 7 DATED MARCH 30, 2002 TO THE PROSPECTUS
                             DATED DECEMBER 20, 2000

         This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Investment Trust, Inc. dated December 20, 2000, as supplemented and amended by Supplement No. 1 dated February 5, 2001, Supplement No. 2 dated April 25, 2001, Supplement No. 3 dated July 20, 2001, Supplement No. 4 dated August 10, 2001, Supplement No. 5 dated October 15, 2001 and Supplement No. 6 dated January 20, 2002. When we refer to the "prospectus" in this supplement, we are also referring to any and all supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

         The purpose of this supplement is to describe the following:

         (1) Status of the offering of shares in Wells Real Estate Investment Trust, Inc. (Wells REIT);

         (2)   Declaration of dividends for the second quarter of 2002;

         (3) Revisions to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the prospectus;

         (4) Updated audited financial statements of the Wells REIT, and unaudited Schedule III-Real Estate Investments and Accumulated Depreciation; and

         (5)   Updated prior performance tables.

Status of the Offering

         We commenced our initial public offering of common stock on January 30, 1998. Our initial public offering was terminated on December 19, 1999. We received approximately $132,181,919 in gross offering proceeds from the sale of 13,218,192 shares in our initial public offering. We commenced our second offering of common stock on December 20, 1999. Our second public offering was terminated on December 19, 2000. We received approximately $175,229,193 in gross offering proceeds from the sale of 17,522,919 shares in our second public offering.

         Pursuant to the prospectus, we commenced our third offering of common stock on December 20, 2000. As of March 25, 2002, we had received an additional $771,748,412 in gross offering proceeds from the sale of 77,174,841 shares in the third offering. Accordingly, as of March 25, 2002, we had received in the aggregate approximately $1,079,159,524 in gross offering proceeds from the sale of 107,915,952 shares of our common stock.

Dividends

         On March 6, 2002, our board of directors declared dividends for the second quarter of 2002 in the amount of $0.19375 per share, or a 7.75% annualized percentage return on an investment of $10.00 per share, payable to our stockholders on a daily record basis. Below is a table reflecting the level of dividends declared and paid to date:

                                                                      Annualized
                                                                      Percentage Return
                                                                      on an Investment
            Quarter             Approximate Amount (Rounded)          of $10 per Share
            -------             ----------------------------          ----------------
         3/rd/ Qtr. 1998               $0.150 per share                     6.00%
         4/th/ Qtr. 1998               $0.163 per share                     6.50%

         1/st/ Qtr. 1999               $0.175 per share                     7.00%
         2/nd/ Qtr. 1999               $0.175 per share                     7.00%
         3/rd/ Qtr. 1999               $0.175 per share                     7.00%
         4/th/ Qtr. 1999               $0.175 per share                     7.00%

         1/st/ Qtr. 2000               $0.175 per share                     7.00%
         2/nd/ Qtr. 2000               $0.181 per share                     7.25%
         3/rd/ Qtr. 2000               $0.188 per share                     7.50%
         4/th/ Qtr. 2000               $0.188 per share                     7.50%

         1/st/ Qtr. 2001               $0.188 per share                     7.50%
         2/nd/ Qtr. 2001               $0.188 per share                     7.50%
         3/rd/ Qtr. 2001               $0.188 per share                     7.50%
         4/th/ Qtr. 2001               $0.194 per share                     7.75%

         1/st/ Qtr. 2002               $0.194 per share                     7.75%
         2/nd/ Qtr. 2002               $0.194 per share                     7.75%

Management's Discussion and Analysis of Financial Condition and Results of Operation

         The following information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 98 of the prospectus. The following discussion and analysis should also be read in conjunction with our accompanying financial statements and notes thereto.

Forward Looking Statements

         This section and other sections in the prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including discussion and analysis of the financial condition of the Wells REIT, anticipated capital expenditures required to complete certain projects, amounts of anticipated cash distributions to stockholders in the future and certain other matters. Readers of this prospectus should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this prospectus, which include changes in general economic conditions, changes in real estate conditions, construction costs which may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow.

         We have made an election under Section 856 (c) of the Internal Revenue Code (Code) to be taxed as a REIT under the Code beginning with its taxable year ended December 31, 1999. As a REIT for federal income tax purposes, we generally will not be subject to Federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is lost. Such an event could materially, adversely affect our net income. However, we believe that we are organized and operate in a manner, which has enabled us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2001. In addition, we intend to continue to operate the Wells REIT so as to remain qualified as a REIT for federal income tax purposes.

Liquidity and Capital Resources

General

         During the fiscal year ended December 31, 2001, we received aggregate gross offering proceeds of $522,516,620 from the sale of 52,251,662 shares of our common stock. After payment of $18,143,307 in acquisition and advisory fees and acquisition expenses, payment of $58,387,809 in selling commissions and organization and offering expenses, and common stock redemptions of $4,137,427 pursuant to our share redemption program, we raised net offering proceeds available for investment in properties of $441,848,077 during 2001.

         As of December 31, 2001, we had received aggregate gross offering proceeds of approximately $837,614,690 from the sale of 83,761,469 shares of our common stock to 84,002 investors. After payment of $29,122,286 in acquisition and advisory fees and acquisition expenses, payment of $98,125,735 in selling commissions and organization and offering expenses, capital contributions to joint ventures and acquisitions expenditures by Wells OP of $642,106,041 in property acquisitions, and common stock redemptions of $5,550,396 pursuant to our share redemption program, we held net offering proceeds of $62,711,000 available for investment in properties, as of December 31, 2001. As of March 25, 2002, we had received aggregate gross offering proceeds of approximately $1,079,159,524 from the sale of 107,915,952 shares of our common stock to 27,809 investors.

         The net increase in cash and cash equivalents during 2001, as compared to 2000, is primarily the result of raising $522,516,620 in capital contributions from the sale of 52,251,662 shares of common stock, offset by the acquisition of nine properties during 2001, and the payment of acquisition and advisory fees and acquisition expenses, commissions, organization and offering costs and capital contributions to joint ventures.

         As of December 31, 2001, we owned interests in 39 real estate properties either directly or through interests in joint ventures. These properties are generating operating cash flow sufficient to cover our operating expenses and pay dividends to our stockholders. We pay dividends on a quarterly basis regardless of the frequency with which such distributions are declared. Dividends will be paid to investors who are stockholders as of the record dates selected by our board of directors. We currently calculate quarterly dividends based on the daily record and dividend declaration dates; thus, stockholders are entitled to receive dividends immediately upon the purchase of shares. Dividends declared during 2001 and 2000 totaled $.76 per share and $.73 per share, respectively. Although we can make no assurance, we anticipate that dividend distributions to stockholders will continue in 2002 at a level at least comparable with 2001 dividend distributions.

         Dividends to be distributed to the stockholders are determined by our board of directors and are dependent on a number of factors, including funds available for payment of dividends, financial condition, capital expenditure requirements and annual distribution requirements in order to maintain our status as a REIT under the Internal Revenue Code. Operating cash flows are expected to increase as additional properties are added to our investment portfolio.

Cash Flows From Operating Activities

         Our net cash provided by operating activities was $42,349,342 for 2001, $7,319,639 for 2000 and $4,008,275 for 1999. The increase in net cash provided by operating activities was due primarily to the net income generated by properties acquired during 2000 and 2001.

Cash Flows Used In Investing Activities

         Our net cash used in investing activities was $274,605,735 for 2001, $249,316,460 for 2000 and $105,394,956 for 1999. The increase in net cash used in investing activities was due primarily to investments in properties, directly and through contributions to joint ventures, and the payment of related deferred project costs.

Cash Flows From Financing Activities

         Our net cash provided by financing activities was $303,544,260 for 2001, $243,365,318 for 2000, and $96,337,082 for 1999. The increase in net cash provided by financing activities was due primarily to the raising of additional capital offset by the repayment of notes payable. We raised $522,516,620 in offering proceeds for fiscal year ended December 31, 2001, as compared to $180,387,220 for fiscal year ended December 31, 2000, and $103,169,490 for fiscal year ended December 31, 1999. In addition, we received loan proceeds from financing secured by properties of $110,243,145 and repaid notes payable in the amount of $229,781,888 for fiscal year ended December 31, 2001.

Results of Operations

         As of December 31, 2001, our real estate properties were 100% leased to tenants. Gross revenues were $49,308,802 for the fiscal year ended December 31, 2001, $23,373,206 for fiscal year ended December 31, 2000 and $6,495,395 for fiscal year ended December 31, 1999. Gross revenues for the year ended December 31, 2001, 2000 and 1999 were attributable to rental income, interest income earned on funds we held prior to the investment in properties, and income earned from joint ventures. The increase in revenues in 2001 was primarily attributable to the purchase of additional properties during 2000 and 2001. The purchase of additional properties also resulted in an increase in expenses which totaled $27,584,835 for the year ended December 31, 2001, $14,820,239 for the year ended December 31, 2000 and $2,610,746 for the year ended December 31, 1999. Expenses in 2001, 2000 and 1999 consisted primarily of depreciation, interest expense and management and leasing fees. Our net income also increased from $3,884,649 for fiscal year ended December 31, 1999 to $8,552,967 for fiscal year ended December 31, 2000 to $21,723,967 for the year ended December 31, 2001.

Property Operations

The following table summarizes the operations of the joint ventures in which we owned an interest as of December 31, 2001, 2000 and 1999:

                               Total Revenue                           Net Income                  Well REIT's Share of Net Income
                        For Years Ended December 31            For Years Ended December 31           For Years Ended December 31
                   -------------------------------------  -------------------------------------  -----------------------------------
                       2001        2000         1999         2001         2000         1999         2001        2000        1999
                   -----------  -----------  -----------  -----------  -----------  -----------  ----------- ----------- -----------
Fund IX-X-XI-
REIT Joint         $ 4,344,209  $ 4,388,193   $4,053,042   $2,684,837   $2,669,143   $2,172,244  $   99,649  $   99,177  $  81,501
Venture

Orange County          797,937      795,545      795,545      546,171      568,961      550,952     238,542     248,449    240,585
Joint Venture

Fremont                907,673      902,946      902,946      562,893      563,133      559,174     436,265     436,452    433,383
Joint Venture

Fund XI-XII-
REIT Joint           3,371,067    3,349,186    1,443,503    2,064,911    2,078,556      853,073   1,172,103   1,179,848    488,500
Venture

Fund XII-REIT        4,708,467      976,865        N/A      2,611,522      614,250       N/A      1,386,877     305,060       N/A
Joint Venture


Fund VIII-IX-REIT    1,208,724      563,049        N/A        566,840      309,893       N/A         89,779      24,887       N/A
Joint Venture

Fund XIII-REIT         706,373         N/A         N/A        356,355       N/A          N/A        297,745       N/A         N/A
Joint Venture
                   -----------------------------------------------------------------------------------------------------------------
                   $16,044,450  $10,975,784   $7,195,036   $8,977,529   $6,803,936   $4,135,443  $3,720,960  $2,293,873  $1,243,969
                   =================================================================================================================

Subsequent Events

     As described in Supplement No. 6 to our prospectus dated January 20, 2002, on January 11, 2002, Wells OP purchased a three-story office building containing approximately 157,700 rentable square feet (Arthur Andersen Building) on a 9.8 acre tract of land located in Sarasota County, Florida for a purchase price of $21,400,000. The Arthur Andersen Building is leased to Arthur Andersen LLP (Andersen). The current term of the Andersen lease is 10 years, which commenced on November 11, 1998 and expires on October 31, 2009. Andersen has the right to extend the initial 10-year term of its lease for two additional five-year periods at 90% of the ten-current market rental rate. The current annual base rent payable under the Andersen lease is $1,988,454. Andersen has the option to purchase the Arthur Andersen Building prior to the end of the fifth lease year for $23,250,000 and again at the expiration of the initial lease term for $25,148,000.

     On March 6, 2002, our board of directors declared dividends for the second quarter of 2002 in the amount of $0.19375 per share, or a 7.75% annualized percentage return on an investment of $10.00 per share, payable to our stockholders on a daily record basis.

Funds from Operations

     Funds from Operations (FFO), as defined by the National Association of Real Estate Investment Trusts (NAREIT), generally means net income, computed in accordance with GAAP excluding extraordinary items (as defined by GAAP) and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT. However, our calculation of FFO, while consistent with NAREIT's definition, may not be comparable to similarly titled measures presented by other REITs. Adjusted Funds from Operations (AFFO) is defined as FFO adjusted to exclude the effects of straight-line rent adjustments, deferred loan cost amortization and other non-cash and/or unusual items. Neither FFO nor AFFO represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

The following table reflects the calculation of FFO and AFFO for the three years ended December 31, 2001, 2000, and 1999, respectively:

                                                    December 31,     December 31,     December 31,
                                                        2001             2000             1999
                                                  ---------------- ---------------- ----------------
   FUNDS FROM OPERATIONS:
      Net income                                   $    21,723,967  $     8,552,967  $     3,884,649
      Add:
        Depreciation of real assets                     15,344,801        7,743,550        1,726,103
        Amortization of deferred leasing costs             303,347          350,991                0
        Depreciation and amortization -
          unconsolidated partnerships                    3,211,828          852,968          652,167

                                                  ---------------- ---------------- ----------------
   Funds from operations (FFO)                          40,583,943       17,500,476        6,262,919

   Adjustments:
      Loan cost amortization                               770,192          232,559            8,921
      Straight line rent                                (2,754,877)      (1,650,791)        (847,814)
      Straight line rent - unconsolidated
        partnerships                                      (543,039)        (245,288)        (140,076)

     Lease acquisition fees paid                                 0         (152,500)               0
      Lease acquisition fees paid-
        unconsolidated partnerships                              0           (8,002)            (512)
                                                  ---------------- ---------------- ----------------
      Adjusted funds from operations               $    38,056,219  $    15,676,454  $     5,283,438
                                                  ================ ================ ================

   WEIGHTED AVERAGE SHARES:
   BASIC AND DILUTED                                    51,081,867       21,616,051        7,769,298
                                                  ================ ================ ================

Inflation

         The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate. However, there are provisions in the majority of tenant leases which would protect us from the impact of inflation. These provisions include reimbursement billings for common area maintenance charges (CAM), real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.

Critical Accounting Policies

         Our accounting policies have been established and conform with generally accepted accounting principles in the United States (GAAP). The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied; thus, resulting in a different presentation of our financial statements. Below is a discussion of the accounting policies that we consider to be critical in that they may require complex judgment in their application or require estimates about matters which are inherently uncertain.

Straight-Lined Rental Revenues

         We recognize rental income generated from all leases on real estate assets in which we have an ownership interest, either directly or through investments in joint ventures, on a straight-line basis over the terms of the respective leases. If a tenant was to encounter financial difficulties in future periods, the amount recorded as a receivable may not be realized.

Operating Cost Reimbursements

         We generally bill tenants for operating cost reimbursements, either directly or through investments in joint ventures, on a monthly basis at amounts estimated largely based on actual prior period activity and the respective lease terms. Such billings are generally adjusted on an annual basis to reflect reimbursements owed to the landlord based on the actual costs incurred during the period and the respective lease terms. Financial difficulties encountered by tenants may result in receivables not being realized.

Real Estate

         We continually monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets in which we have an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When such events or changes in circumstances are present, we assess the potential impairment by comparing the fair market value of the asset, estimated at an amount equal to the future undiscounted operating cash flows expected to be generated from tenants over the life of the asset and from its eventual disposition, to the carrying value of the asset. In the event that the carrying amount exceeds the estimated fair market value, we would recognize an impairment loss in the amount required to adjust the carrying amount of the asset to its estimated fair market value. Neither the Wells REIT nor our joint ventures have recognized impairment losses on real estate assets in 2001, 2000 or 1999.

Deferred Project Costs

         Wells Capital, Inc., our advisor, expects to continue to fund 100% of the acquisition and advisory fees and acquisition expenses and recognize related expenses, to the extent that such costs exceed 3.5% of cumulative capital raised (subject to certain overall limitations described in this prospectus) on our behalf. We record acquisition and advisory fees and acquisition expenses by capitalizing deferred project costs and reimbursing our advisor in an amount equal to 3.5% of cumulative capital raised to date. As we invest our capital proceeds, deferred project costs are applied to real estate assets, either directly or through contributions to joint ventures, at an amount equal to 3.5% of each investment and depreciated over the useful lives of the respective real estate assets.

Deferred Offering Costs

         Our advisor expects to continue to fund 100% of the organization and offering costs and recognize related expenses, to the extent that such costs exceed 3% of cumulative capital raised, on our behalf. Organization and offering costs include items such as legal and accounting fees, marketing and promotional costs, and printing costs, and specifically exclude sales costs and underwriting commissions. We record offering costs by accruing deferred offering costs, with an offsetting liability included in due to affiliates, at an amount equal to the lesser of 3% of cumulative capital raised to date or actual costs incurred from third-parties less reimbursements paid to our advisor. As the actual equity is raised, we reverse the deferred offering costs accrual and recognize a charge to stockholders' equity upon reimbursing our advisor.

Financial Statements

         The consolidated balance sheets of the Wells REIT, as of December 31, 2001 and 2000, and the financial statements of the Wells REIT for each of the years in the three year period ended December 31, 2001, included in this supplement and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in this supplement in reliance upon the authority of said firm as experts in giving said report.

         Schedule III-Real Estate Investments and Accumulated Depreciation, as of December 31, 2001, which is included in this supplement, has not been audited.

Prior Performance Tables

         The prior performance tables dated as of December 31, 2001, which are included in this supplement, have not been audited.

           INDEX TO FINANCIAL STATEMENTS AND PRIOR PERFORMANCE TABLES

                                                                                                 Page
                                                                                                 ----
Wells Real Estate Investment Trust, Inc. and Subsidiary

         Audited Financial Statements
         ----------------------------
                  Report of Independent Public Accountants                                         10

                  Consolidated Balance Sheets as of December 31, 2001 and
                  December 31, 2000                                                                11

                  Consolidated Statements of Income for the years ended
                  December 31, 2001, December 31, 2000, and December 31, 1999                      12

                  Consolidated Statements of Shareholders' Equity for the years ended
                  December 31, 2001, December 31, 2000, and December 31, 1999                      13

                  Consolidated Statements of Cash Flows for the years ended
                  December 31, 2001, December 31, 2000, and December 31, 1999                      14

                  Notes to Consolidated Financial Statements
                  December 31, 2001, December 31, 2000, and December 31, 1999                      15

         Unaudited Financial Statements
         ------------------------------
                  Schedule III-Real Estate Investments and Accumulated
                  Depreciation as of December 31, 2001                                             49

Prior Performance Tables (Unaudited)                                                               54

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Investment Trust, Inc.:


We have audited the accompanying consolidated balance sheets of Wells Real Estate investment trust, inc. (a Maryland corporation) and subsidiary as of December 31, 2001 and 2000 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Real Estate Investment Trust, Inc. and subsidiary as of December 31, 2001 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule III--Real Estate Investments and Accumulated Depreciation as of December 31, 2001 is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


/s/ Arthur Andersen LLP

Atlanta, Georgia
January 25, 2002

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2001 AND 2000

                                     ASSETS

                                                                                         2001            2000
                                                                                    --------------- ---------------
REAL ESTATE ASSETS, at cost:
   Land                                                                              $  86,246,985   $  46,237,812
   Building, less accumulated depreciation of $24,814,454 and $9,469,653 at
      December 31, 2001 and 2000, respectively                                         472,383,102     287,862,655
   Construction in progress                                                              5,738,573       3,357,720
                                                                                    --------------- ---------------
            Total real estate assets                                                   564,368,660     337,458,187

INVESTMENT IN JOINT VENTURES                                                            77,409,980      44,236,597

CASH AND CASH EQUIVALENTS                                                               75,586,168       4,298,301

INVESTMENT IN BONDS                                                                     22,000,000               0

ACCOUNTS RECEIVABLE                                                                      6,003,179       3,781,034

DEFERRED PROJECT COSTS                                                                   2,977,110         550,256

DUE FROM AFFILIATES                                                                      1,692,727         309,680

DEFERRED LEASE ACQUISITION COSTS                                                         1,525,199       1,890,332

DEFERRED OFFERING COSTS                                                                          0       1,291,376

PREPAID EXPENSES AND OTHER ASSETS, net                                                     718,389       4,734,583
                                                                                    --------------- ---------------
            Total assets                                                             $ 752,281,412   $ 398,550,346
                                                                                    =============== ===============

                                     LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:

   Notes payable                                                                     $   8,124,444   $ 127,663,187
   Obligation under capital lease                                                       22,000,000               0
   Accounts payable and accrued expenses                                                 8,727,473       2,166,387
   Due to affiliate                                                                      2,166,161       1,772,956
   Dividends payable                                                                     1,059,026       1,025,010
   Deferred rental income                                                                  661,657         381,194
                                                                                    --------------- ---------------
            Total liabilities                                                        $  42,738,761   $ 133,008,734
                                                                                    --------------- ---------------
COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP                                  200,000         200,000
                                                                                    --------------- ---------------
SHAREHOLDERS' EQUITY:
   Common shares, $.01 par value; 125,000,000 shares authorized, 83,761,469 shares issued and 83,206,429 shares outstanding at December 31, 2001;
      125,000,000 shares authorized, 31,509,807 shares issued, and 31,368,510
      shares outstanding at December 31, 2000                                              837,614         315,097
   Additional paid-in capital                                                          738,236,525     275,573,339
   Cumulative distributions in excess of earnings                                      (24,181,092)     (9,133,855)
   Treasury stock, at cost, 555,040 shares at December 31, 2001 and 141,297
      shares at December 31, 2000                                                       (5,550,396)     (1,412,969)
                                                                                    --------------- ---------------
            Total shareholders' equity                                                 709,342,651     265,341,612
                                                                                    --------------- ---------------
            Total liabilities and shareholders' equity                               $ 752,281,412   $ 398,550,346
                                                                                    =============== ===============

    The accompanying notes are an integral part of these consolidated balance sheets.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                 AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

                                                                       2001           2000           1999
                                                                  -------------- -------------- --------------
REVENUES:
    Rental income                                                  $ 44,204,279   $ 20,505,000    $ 4,735,184
    Equity in income of joint ventures                                3,720,959      2,293,873      1,243,969
    Take out fee (Note 9)                                               137,500              0              0
    Interest and other income                                         1,246,064        574,333        516,242
                                                                  -------------- -------------- --------------
                                                                     49,308,802     23,373,206      6,495,395
                                                                  -------------- -------------- --------------
EXPENSES:
    Depreciation                                                     15,344,801      7,743,551      1,726,103
    Interest expense                                                  3,411,210      3,966,902        442,029
    Amortization of deferred financing costs                            770,192        232,559          8,921
    Operating costs, net of reimbursements                            4,128,883        888,091        (74,666)
    Management and leasing fees                                       2,507,188      1,309,974        257,744
    General and administrative                                          973,785        438,953        135,144
    Legal and accounting                                                448,776        240,209        115,471
                                                                  -------------- -------------- --------------
                                                                     27,584,835     14,820,239      2,610,746
                                                                  -------------- -------------- --------------
NET INCOME                                                         $ 21,723,967   $  8,552,967    $ 3,884,649
                                                                  ============== ============== ==============

EARNINGS PER SHARE:
    Basic and diluted                                                     $0.43          $0.40          $0.50
                                                                  ============== ============== ==============

  The accompanying notes are an integral part of these consolidated statements.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

                                                                    Cumulative
                                                      Additional   Distributions                                          Total
                                 Common Stock          Paid-In      in Excess      Retained       Treasury Stock      Shareholders'
                            ---------------------                                             ----------------------
                              Shares      Amount       Capital     of Earnings     Earnings     Shares       Amount      Equity
                            ----------  ---------  -------------  -------------- -----------  ----------   ---------  -------------
BALANCE, December 31,
  1998                       3,154,136  $  31,541  $  27,567,275  $   (511,163)  $   334,034         0            0   $  27,421,687

  Issuance of common
      stock                 10,316,949    103,169    103,066,321             0             0         0            0     103,169,490
  Net income                         0          0              0             0     3,884,649         0            0       3,884,649
  Dividends ($.70 per
      share)                         0          0              0    (1,346,240)   (4,218,683)        0            0      (5,564,923)
  Sales commissions and
      discounts                      0          0     (9,801,197)            0             0         0            0      (9,801,197)
  Other offering expenses            0          0     (3,094,111)            0             0         0            0      (3,094,111)
                            ----------  ---------  -------------  ------------   -----------  --------     ---------  -------------
BALANCE, December 31,
  1999                      13,471,085    134,710    117,738,288    (1,857,403)            0         0            0     116,015,595

  Issuance of common
      stock                 18,038,722    180,387    180,206,833             0             0         0            0     180,387,220
  Treasury stock                                                             0
      purchased                      0          0              0                           0  (141,297)  (1,412,969)     (1,412,969)
  Net income                         0          0              0             0     8,552,967         0            0       8,552,967
  Dividends ($.73 per
      share)                         0          0              0    (7,276,452)   (8,552,967)        0            0     (15,829,419)
  Sales commissions and
     discounts                       0          0    (17,002,554)            0             0         0            0     (17,002,554)
  Other offering expenses            0          0     (5,369,228)            0             0         0            0      (5,369,228)
                            ----------  ---------  -------------  ------------   -----------  --------     ---------  -------------
BALANCE, December 31,
  2000                      31,509,807    315,097    275,573,339    (9,133,855)            0  (141,297)  (1,412,969)    265,341,612

  Issuance of common
     stock                  52,251,662    522,517    521,994,103             0             0         0            0     522,516,620
  Treasury stock
     purchased                       0          0              0             0             0  (413,743)  (4,137,427)     (4,137,427)
  Net income                         0          0              0             0    21,723,967         0            0      21,723,967
  Dividends ($.76 per
     share)                          0          0              0   (15,047,237)  (21,723,967)        0            0     (36,771,204)
  Sales commissions and
     discounts                       0          0    (49,246,118)            0             0         0            0     (49,246,118)

  Other offering expenses            0          0    (10,084,799)                          0         0            0     (10,084,799)
                            ----------  ---------  -------------  ------------   -----------  --------  -----------   -------------
BALANCE, December 31,
  2001                      83,761,469  $ 837,614  $ 738,236,525  $(24,181,092)  $         0  (555,040) $(5,550,396)  $ 709,342,651
                            ==========  =========  =============  ============   ===========  ========  ===========   =============

                 The accompanying notes are an integral part of
                         these consolidated statements.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

                                                                         2001           2000            1999
                                                                   --------------- --------------- ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                       $  21,723,967   $   8,552,967   $   3,884,649
                                                                   --------------- --------------- ---------------
   Adjustments to reconcile net income to net cash provided
      by operating activities:
         Equity in income of joint ventures                            (3,720,959)     (2,293,873)     (1,243,969)
         Depreciation                                                  15,344,801       7,743,551       1,726,103
         Amortization of deferred financing costs                         770,192         232,559           8,921
         Amortization of deferred leasing costs                           303,347         350,991               0
         Write-off of deferred lease acquisition fees                      61,786               0               0
         Changes in assets and liabilities:
            Accounts receivable                                        (2,222,145)     (2,457,724)       (898,704)
            Due from affiliates                                            10,995        (435,600)              0
            Prepaid expenses and other assets, net                      3,246,002      (6,826,568)        149,501
            Accounts payable and accrued expenses                       6,561,086       1,941,666          36,894
            Deferred rental income                                        280,463         144,615         236,579
            Due to affiliates                                             (10,193)        367,055         108,301
                                                                   --------------- --------------- ---------------
               Total adjustments                                       20,625,375      (1,233,328)        123,626
                                                                   --------------- --------------- ---------------
               Net cash provided by operating activities               42,349,342       7,319,639       4,008,275
                                                                   --------------- --------------- ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in real estate                                         (227,933,858)   (231,518,138)    (85,514,506)
   Investment in joint ventures                                       (33,690,862)    (15,063,625)    (17,641,211)
   Deferred project costs paid                                        (17,220,446)     (6,264,098)     (3,610,967)
   Distributions received from joint ventures                           4,239,431       3,529,401       1,371,728
                                                                   --------------- --------------- ---------------
               Net cash used in investing activities                 (274,605,735)   (249,316,460)   (105,394,956)
                                                                   --------------- --------------- ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable                                        110,243,145     187,633,130      40,594,463
   Repayments of notes payable                                       (229,781,888)    (83,899,171)    (30,725,165)
   Dividends paid to shareholders                                     (36,737,188)    (16,971,110)     (3,806,398)
   Issuance of common stock                                           522,516,620     180,387,220     103,169,490
   Treasury stock purchased                                            (4,137,427)     (1,412,969)              0
   Sales commissions paid                                             (49,246,118)    (17,002,554)     (9,801,197)
   Offering costs paid                                                 (9,312,884)     (5,369,228)     (3,094,111)
                                                                   --------------- --------------- ---------------
               Net cash provided by financing activities              303,544,260     243,365,318      96,337,082
                                                                   --------------- --------------- ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   71,287,867       1,368,497      (5,049,599)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                            4,298,301       2,929,804       7,979,403
                                                                   --------------- --------------- ---------------
CASH AND CASH EQUIVALENTS, END OF YEAR                              $  75,586,168   $   4,298,301   $   2,929,804
                                                                   =============== =============== ===============

SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES:
      Deferred project costs applied to real estate assets          $  14,321,416   $   5,114,279   $   3,183,239
                                                                   =============== =============== ===============

      Deferred project costs contributed to joint ventures          $   1,395,035   $     627,656   $     735,056
                                                                   =============== =============== ===============

      Deferred project costs due to affiliate                       $   1,114,140   $     191,281   $     191,783
                                                                   =============== =============== ===============

      Deferred offering costs due to affiliate                      $           0   $   1,291,376   $     964,941
                                                                   =============== =============== ===============

      Reversal of deferred offering costs due to affiliate          $     964,941   $           0   $           0
                                                                   =============== =============== ===============

      Other offering expenses due to affiliate                      $     943,107   $           0   $           0
                                                                   =============== =============== ===============

      Assumption of obligation under capital lease                  $  22,000,000   $           0   $           0
                                                                   =============== =============== ===============

      Investment in bonds                                           $  22,000,000   $           0   $           0
                                                                   =============== =============== ===============

  The accompanying notes are an integral part of these consolidated statements.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000, AND 1999

1.    Organization and Summary of Significant Accounting Policies

      Wells Real Estate Investment Trust, Inc. (the "Company") is a Maryland corporation that qualifies as a real estate investment trust ("REIT"). The Company is conducting an offering for the sale of a maximum of 125,000,000 (exclusive of 10,000,000 shares available pursuant to the Company's dividend reinvestment program) shares of common stock, $.01 par value per share, at a price of $10 per share. The Company will seek to acquire and operate commercial properties, including, but not limited to, office buildings, shopping centers, business and industrial parks, and other commercial and industrial properties, including properties which are under construction, are newly constructed, or have been constructed and have operating histories. All such properties may be acquired, developed, and operated by the Company alone or jointly with another party. The Company is likely to enter into one or more joint ventures with affiliated entities for the acquisition of properties. In connection therewith, the Company may enter into joint ventures for the acquisition of properties with prior or future real estate limited partnership programs sponsored by Wells Capital, Inc. (the "Advisor") or its affiliates.

      Substantially all of the Company's business is conducted through Wells Operating Partnership, L.P. (the "Operating Partnership"), a Delaware limited partnership. During 1997, the Operating Partnership issued 20,000 limited partner units to the Advisor in exchange for $200,000. The Company is the sole general partner in the Operating Partnership and possesses full legal control and authority over the operations of the Operating Partnership; consequently, the accompanying consolidated financial statements of the Company include the accounts of the Operating Partnership. All significant intercompany balances have been eliminated in consolidation.

      The Company owns interests in the following properties directly through its ownership in the Operating Partnership: (i) the PricewaterhouseCoopers property (the "PwC Building"), a four-story office building located in Tampa, Florida; (ii) the AT&T Building, a four-story office building located in Harrisburg, Pennsylvania; (iii) the Marconi Data Systems property (the "Marconi Building"), a two-story office, assembly, and manufacturing building located in Wood Dale, Illinois; (iv) the Cinemark Property (the "Cinemark Building"), a five-story office building located in Plano, Texas; (v) the Matsushita Property (the "Matsushita Building"), a two-story office building located in Lake Forest, California; (vi) the ASML Property (the "ASML Building"), a two-story office and warehouse building located in Tempe, Arizona; (vii) the Motorola Property (the "Motorola Tempe Building"), a two-story office building located in Tempe, Arizona; (viii) the Dial Property (the "Dial Building"), a two-story office building located in Scottsdale, Arizona; (ix) the Delphi Building, a three-story office building located in Troy, Michigan; (x) the Avnet Property (the "Avnet Building"), a two-story office building located in Tempe, Arizona; (xi) the Metris Oklahoma Building, a three-story office building located in Tulsa, Oklahoma; (xii) the Alstom Power-Richmond Building, a four-story office building located in Richmond, Virginia;
      (xiii) the Motorola Plainfield Building, a three-story office building located in South Plainfield, New Jersey; (xiv) the Stone & Webster Building, a six-story office building located in Houston, Texas; (xv) the Metris Minnetonka Building, a nine-story office building located in Minnetonka, Minnesota; (xvi) the State Street Bank Building, a seven-story office building located in Quincy, Massachusetts; (xvii) the IKON Buildings, two one-story office buildings located in Houston, Texas; (xviii) the Ingram Micro Distribution Facility, a one-story office and warehouse building located in Millington, Tennessee; (xix) the Lucent Building, a four-story office building located in Cary, North Carolina;
      (xx) the Nissan land (the "Nissan Property"), a 14.873 acre tract of undeveloped land located in Irving, Texas; (xxi) the Convergys Building, a two-story office building located in Tamarac, Florida; and (xxii) the Windy Point Buildings, a seven-story office building and an eleven-story office building located in Schaumburg, Illinois.

      The Company owns an interest in one property through a joint venture between the Operating Partnership, Wells Real Estate Fund VIII, L.P. ("Wells Fund VIII"), and Wells Real Estate Fund IX, L.P. ("Wells Fund IX"), which is referred to as the Fund VIII, IX, and REIT Joint Venture. The Company also owns interests in five properties through a joint venture between the Operating Partnership, Wells Fund IX, Wells Real Estate Fund X, L.P. ("Wells Fund X"), and Wells Real Estate Fund XI, L.P. ("Wells Fund XI"), which is referred to as the Fund IX, Fund X, Fund XI, and REIT Joint Venture. The Company owns an interest in one property through each of two unique joint ventures between the Operating Partnership and Fund X and XI Associates, a joint venture between Wells Fund X and Wells Fund XI. In addition, the Company owns interests in four properties through a joint venture between the Operating Partnership, Wells Fund XI, and Wells Real Estate Fund XII, L.P. ("Wells Fund XII"), which is referred to as the Fund XI, XII, and REIT Joint Venture. The Company owns interests in three properties through a joint venture between the Operating Partnership and Wells Fund XII, which is referred to as the Fund XII and REIT Joint Venture. The Company also owns interests in two properties through a joint venture between the Operating Partnership and Wells Fund XIII, which is referred to as the Fund XIII and REIT Joint Venture.

      Through its investment in the Fund VIII, IX, and REIT Joint Venture, the Company owns an interest in a two-story office building in Irvine, California (the "Quest Building").

      The following properties are owned by the Company through its investment in the Fund IX, X, XI, and REIT Joint Venture: (i) a three-story office building in Knoxville, Tennessee (the "Alstom Power Building"), (ii) a two-story office building in Louisville, Colorado (the "Ohmeda Building"),
      (iii) a three-story office building in Broomfield, Colorado (the "360 Interlocken Building"), (iv) a one-story office and warehouse building in Ogden, Utah (the "Iomega Building"), and (v) a one-story office building in Oklahoma City, Oklahoma (the "Avaya Building").

      Through its investment in two joint ventures with Fund X and XI Associates, the Company owns interests in the following properties: (i) a one-story office and warehouse building in Fountain Valley, California (the "Cort Furniture Building"), owned by Wells/Orange County Associates and (ii) a two-story manufacturing and office building in Fremont, California (the "Fairchild Building"), owned by Wells/Fremont Associates.

      The following properties are owned by the Company through its investment in the Fund XI, XII, and REIT Joint Venture: (i) a two-story manufacturing and office building in Fountain Inn, South Carolina (the "EYBL CarTex Building"), (ii) a three-story office building Leawood, Kansas (the "Sprint Building"), (iii) an office and warehouse building in Chester County, Pennsylvania (the "Johnson Matthey Building"), and (iv) a two-story office building in Ft. Myers, Florida (the "Gartner Building").

      Through its investment in the Fund XII and REIT Joint Venture, the Company owns interests in the following properties: (i) a three-story office building in Troy, Michigan (the "Siemens Building"), (ii) a one-story office building and a two-story office building in Oklahoma City, Oklahoma (collectively referred to as the "AT&T Call Center Buildings"), and (iii) a three-story office building in Brentwood, Tennessee (the "Comdata Building").

      The following properties are owned by the Company through its investment in the Fund XIII and REIT Joint Venture: (i) a one-story office building in Orange Park, Florida (the "AmeriCredit Building"), and (ii) two connected one-story office and assembly buildings in Parker, Colorado (the "ADIC Buildings").

      Use of Estimates and Factors Affecting the Company

      The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      The carrying values of real estate are based on management's current intent to hold the real estate assets as long-term investments. The success of the Company's future operations and the ability to realize the investment in its assets will be dependent on the Company's ability to maintain rental rates, occupancy, and an appropriate level of operating expenses in future years. Management believes that the steps it is taking will enable the Company to realize its investment in its assets.

      Income Taxes

      The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT's ordinary taxable income to shareholders. It is management's current intention to adhere to these requirements and maintain the Company's REIT status. As a REIT, the Company generally will not be subject to federal income tax on distributed taxable income. Even if the Company qualifies as a REIT, it may be subject to certain state and local taxes on its income and real estate assets, and to federal income and excise taxes on its undistributed taxable income. No provision for federal income taxes has been made in the accompanying consolidated financial statements, as the Company made distributions equal to or in excess of its taxable income in each of the three years in the period ended December 31, 2001.

      Real Estate Assets

      Real estate assets held by the Company and joint ventures are stated at cost less accumulated depreciation. Major improvements and betterments are capitalized when they extend the useful life of the related asset. All repair and maintenance expenditures are expensed as incurred.

      Management continually monitors events and changes in circumstances which could indicate that carrying amounts of real estate assets may not be recoverable. When events or changes in circumstances are present which indicate that the carrying amounts of real estate assets may not be recoverable, management assesses the recoverability of real estate assets by determining whether the carrying value of such real estate assets will be recovered through the future cash flows expected from the use of the asset and its eventual disposition. Management has determined that there has been no impairment in the carrying value of real estate assets held by the Company or the joint ventures as of December 31, 2001 and 2000.

      Depreciation of building and improvements is calculated using the straight-line method over 25 years. Tenant improvements are amortized over the life of the related lease or the life of the asset, whichever is shorter.

      Revenue Recognition

      All leases on real estate assets held by the Company or the joint ventures are classified as operating leases, and the related rental income is recognized on a straight-line basis over the terms of the respective leases.

      Cash and Cash Equivalents

      For the purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and consist of investments in money market accounts.

      Deferred Lease Acquisition Costs

      Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related leases.

      Earnings Per Share

      Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. The weighted average number of common shares outstanding is identical for basic and fully diluted earnings per share, as there is no dilutive impact created from the Company's stock option plan (Note 10) using the treasury stock method.

      Reclassifications

      Certain prior year amounts have been reclassified to conform with the current year financial statement presentation.

      Investment in Joint Ventures

             Basis of Presentation

             The Operating Partnership does not have control over the operations of the joint ventures; however, it does exercise significant influence. Accordingly, the Operating Partnership's investments in joint ventures are recorded using the equity method of accounting.

             Partners' Distributions and Allocations of Profit and Loss

             Cash available for distribution and allocations of profit and loss to the Operating Partnership by the joint ventures are made in accordance with the terms of the individual joint venture agreements. Generally, these items are allocated in proportion to the partners' respective ownership interests. Cash is paid from the joint ventures to the Operating Partnership on a quarterly basis.

             Deferred Lease Acquisition Costs

             Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related leases. Deferred lease acquisition costs are included in prepaid expenses and other assets, net, in the balance sheets presented in
             Note 5.

2.    DEFERRED PROJECT COSTS

      The Company paid a percentage of shareholder contributions to the Advisor for acquisition and advisory services and acquisition expenses. These payments, as stipulated in the prospectus, can be up to 3.5% of shareholder contributions, subject to certain overall limitations contained in the prospectus. Aggregate fees paid through December 31, 2001 were $29,122,286 and amounted to 3.5% of shareholders' contributions received. These fees are allocated to specific properties as they are purchased or developed and are included in capitalized assets of the joint ventures or real estate assets. Deferred project costs at December 31, 2001 and 2000 represent fees not yet applied to properties.

3.    DEFERRED OFFERING COSTS

      Offering expenses, to the extent they exceed 3% of gross offering proceeds, will be paid by the Advisor and not by the Company. Offering expenses include such costs as legal and accounting fees, printing costs, and other offering expenses and specifically exclude sales costs and underwriting commissions.

      As of December 31, 2001, the Advisor paid offering expenses on behalf of the Company in the aggregate amount of $20,459,289, of which the Advisor had been reimbursed $18,551,241, which did not exceed the 3% limitation.

4.    RELATED-PARTY TRANSACTIONS

      Due from affiliates at December 31, 2001 and 2000 represents the Operating Partnership's share of the cash to be distributed from its joint venture investments for the fourth quarter of 2001 and 2000 and advances due from the Advisor as of December 31, 2000:

                                                                           2001          2000
                                                                      -------------  -------------
               Fund VIII, IX, and REIT Joint Venture                   $    46,875     $  21,605
               Fund IX, X, XI, and REIT Joint Venture                       36,073        12,781
               Wells/Orange County Associates                               83,847        24,583
               Wells/Fremont Associates                                    164,196        53,974
               Fund XI, XII, and REIT Joint Venture                        429,980       136,648
               Fund XII and REIT Joint Venture                             680,542        49,094
               Fund XIII and REIT                                          251,214             0
               Advisor                                                           0        10,995
                                                                      -------------  -------------
                                                                       $ 1,692,727     $ 309,680
                                                                      =============  =============

      The Operating Partnership entered into a property management and leasing agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the Advisor. In consideration for supervising the management and leasing of the Operating Partnership's properties, the Operating Partnership will pay management and leasing fees equal to the lesser of
      (a) 4.5% of the gross revenues generally paid over the life of the lease or (b) .6% of the net asset value of the properties (excluding vacant properties) owned by the Company to Wells Management. These management and leasing fees are calculated on an annual basis plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent.

      The Operating Partnership's portion of the management and leasing fees and lease acquisition costs paid to Wells Management, both directly and at the joint venture level, were $2,468,294, $1,111,748, and $336,517 for the years ended December 31, 2001, 2000, and 1999, respectively.

      The Advisor performs certain administrative services for the Operating Partnership, such as accounting and other partnership administration, and incurs the related expenses. Such expenses are allocated among the Operating Partnership and the various Wells Real Estate Funds based on time spent on each fund by individual administrative personnel. In the opinion of management, such allocation is a reasonable basis for allocating such expenses.

      The Advisor is a general partner in various Wells Real Estate Funds. As such, there may exist conflicts of interest where the Advisor, while serving in the capacity as general partner for Wells Real Estate Funds, may be in competition with the Operating Partnership for tenants in similar geographic markets.

5.    INVESTMENT IN JOINT VENTURES

      The Operating Partnership's investment and percentage ownership in joint ventures at December 31, 2001 and 2000 are summarized as follows:

                                                                            2001                     2000
                                                                ------------------------ ------------------------
                                                                    Amount      Percent      Amount      Percent
                                                                -------------- --------- -------------- ---------
      Fund VIII, IX, and REIT Joint Venture                      $  1,189,067   16%       $  1,276,551   16%
      Fund IX, X, XI, and REIT Joint Venture                        1,290,360   4            1,339,636   4
      Wells/Orange County Associates                                2,740,000   44           2,827,607   44
      Wells/Fremont Associates                                      6,575,358   78           6,791,287   78
      Fund XI, XII, and REIT Joint Venture                         17,187,985   57          17,688,615   57
      Fund XII and REIT Joint Venture                              30,299,872   55          14,312,901   47
      Fund XIII and REIT Joint Venture                             18,127,338   68                   0    0
                                                                --------------           --------------
                                                                 $ 77,409,980             $ 44,236,597
                                                                ==============           ==============

      The following is a roll forward of the Operating Partnership's investment in joint ventures for the years ended December 31, 2001 and 2000:

                                                                                   2001              2000
                                                                             ----------------  ----------------
             Investment in joint ventures, beginning of year                   $ 44,236,597      $ 29,431,176
                 Equity in income of joint ventures                               3,720,959         2,293,873
                 Contributions to joint ventures                                 35,085,897        15,691,281
                 Distributions from joint ventures                               (5,633,473)       (3,179,733)
                                                                             ----------------  ----------------
             Investment in joint ventures, end of year                         $ 77,409,980      $ 44,236,597
                                                                             ================  ================

      FUND VIII, IX, AND REIT JOINT VENTURE

      On June 15, 2000, Fund VIII and IX Associates, a joint venture between Wells Real Estate Fund VIII, L.P. ("Fund VIII") and Wells Real Estate Fund IX, L.P. ("Fund IX"), entered into a joint venture with the Operating Partnership to form Fund VIII, IX, and REIT Joint Venture, for the purpose of acquiring, developing, operating, and selling real properties.

      On July 1, 2000, Fund VIII and IX Associates contributed the Quest Building (formerly the Bake Parkway Building) to the joint venture. Fund VIII, IX, and REIT Joint Venture recorded the net assets of the Quest Building at an amount equal to the respective historical net book values. The Quest Building is a two-story office building containing approximately 65,006 rentable square feet on a 4.4-acre tract of land in Irvine, California. During 2000, the Operating Partnership contributed $1,282,111 to the Fund VIII, IX, and REIT Joint Venture. Ownership percentage interests were recomputed accordingly.

Following are the financial statements for Fund VIII, IX, and REIT Joint
Venture:

                      Fund VIII, IX, and REIT Joint Venture
                            (A Georgia Joint Venture)
                                 Balance Sheets
                           December 31, 2001 and 2000

                                     Assets

                                                                                          2001            2000
                                                                                     --------------  --------------
Real estate assets, at cost:
    Land                                                                               $ 2,220,993     $ 2,220,993
    Building and improvements, less accumulated depreciation of $649,436 in
       2001 and $187,891 in 2000                                                         4,952,724       5,408,892
                                                                                     --------------  --------------
              Total real estate assets                                                   7,173,717       7,629,885
Cash and cash equivalents                                                                  297,533         170,664
Accounts receivable                                                                        164,835         197,802
Prepaid expenses and other assets, net                                                     191,799         283,864
                                                                                     --------------  --------------
              Total assets                                                             $ 7,827,884     $ 8,282,215
                                                                                     ==============  ==============


                             Liabilities and Partners' Capital

Liabilities:
    Accounts payable                                                                   $       676     $         0
    Partnership distributions payable                                                      296,856         170,664
                                                                                     --------------  --------------
              Total liabilities                                                            297,532         170,664
                                                                                     --------------  --------------
Partners' capital:
    Fund VIII and IX Associates                                                          6,341,285       6,835,000
    Wells Operating Partnership, L.P.                                                    1,189,067       1,276,551
                                                                                     --------------  --------------
              Total partners' capital                                                    7,530,352       8,111,551
                                                                                     --------------  --------------
              Total liabilities and partners' capital                                  $ 7,827,884     $ 8,282,215
                                                                                     ==============  ==============

                      Fund VIII, IX, and REIT Joint Venture
                            (A Georgia Joint Venture)
                              Statements of Income
                    for the Year Ended December 31, 2001 and
                the Period from June 15, 2000 (Inception) Through
                                December 31, 2000

                                                                      2001           2000
                                                                  ------------    -----------
Revenues:
    Rental income                                                 $  1,207,995    $   563,049
    Interest income                                                        729              0
                                                                  ------------    -----------
                                                                     1,208,724        563,049
                                                                  ------------    -----------
Expenses:
    Depreciation                                                       461,545        187,891
    Management and leasing fees                                        142,735         54,395
    Property administration expenses                                    22,278          5,692
    Operating costs, net of reimbursements                              15,326          5,178
                                                                  ------------    -----------
                                                                       641,884        253,156
                                                                  ------------    -----------
Net income                                                        $    566,840    $   309,893
                                                                  ============    ===========

Net income allocated to Fund VIII and IX Associates               $    477,061    $   285,006
                                                                  ============    ===========

Net income allocated to Wells Operating Partnership, L.P.         $     89,779    $    24,887
                                                                  ============    ===========

                      Fund VIII, IX, and REIT Joint Venture
                            (A Georgia Joint Venture)
                         Statements of Partners' Capital
                    for the Year Ended December 31, 2001 and
                the Period from June 15, 2000 (Inception) Through
                                December 31, 2000


                                        Fund VIII            Wells             Total
                                          and IX           Operating         Partners'
                                        Associates      Partnership, L.P.     Capital
                                      -------------    -----------------   --------------
Balance, June 15, 2000 (inception)    $           0    $             0     $            0
    Net income                              285,006             24,887            309,893
    Partnership contributions             6,857,889          1,282,111          8,140,000
    Partnership distributions              (307,895)           (30,447)          (338,342)
                                      -------------    ---------------     --------------
Balance, December 31, 2000                6,835,000          1,276,551          8,111,551
    Net income                              477,061             89,779            566,840
    Partnership contributions                     0              5,377              5,377
    Partnership distributions              (970,776)          (182,640)        (1,153,416)
                                      -------------    ---------------     --------------
Balance, December 31, 2001            $   6,341,285    $     1,189,067     $    7,530,352
                                      =============    ===============     ==============

                      Fund VIII, IX, and REIT Joint Venture
                            (A Georgia Joint Venture)
                            Statements of Cash Flows
                    for the Year Ended December 31, 2001 and
                the Period from June 15, 2000 (Inception) Through
                                December 31, 2000

                                                                                 2001            2000
                                                                            -------------    ------------
Cash flows from operating activities:
    Net income                                                              $     566,840    $    309,893
                                                                            -------------    ------------
    Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                           461,545         187,891
           Changes in assets and liabilities:
              Accounts receivable                                                  32,967        (197,802)
              Prepaid expenses and other assets, net                               92,065        (283,864)
              Accounts payable                                                        676               0
                                                                            -------------    ------------
                 Total adjustments                                                587,253        (293,775)
                                                                            -------------    ------------
                 Net cash provided by operating activities                      1,154,093          16,118
                                                                            -------------    ------------
Cash flows from investing activities:
    Investment in real estate                                                      (5,377)       (959,887)
                                                                            -------------    ------------
Cash flows from financing activities:
    Contributions from joint venture partners                                       5,377       1,282,111
    Distributions to joint venture partners                                    (1,027,224)       (167,678)
                                                                            -------------    ------------
                 Net cash (used in) provided by financing activities           (1,021,847)      1,114,433
                                                                            -------------    ------------
Net increase in cash and cash equivalents                                         126,869         170,664
Cash and cash equivalents, beginning of period                                    170,664               0
                                                                            -------------    ------------
Cash and cash equivalents, end of year                                      $     297,533    $    170,664
                                                                            =============    ============
Supplemental disclosure of noncash activities:


    Real estate contribution received from joint venture partner            $           0    $  6,857,889
                                                                            =============    ============

Fund IX, X, XI, and REIT Joint Venture

On March 20, 1997, Fund IX and Wells Real Estate Fund X, L.P. ("Fund X") entered into a joint venture agreement. The joint venture, Fund IX and X Associates, was formed to acquire, develop, operate, and sell real properties. On March 20, 1997, Wells Fund IX contributed a 5.62-acre tract of real property in Knoxville, Tennessee, and improvements thereon, known as the Alstom Power Building, to the Fund IX and X Associates joint venture. An 84,404-square foot, three-story building was constructed and commenced operations at the end of 1997.

On February 13, 1998, the joint venture purchased a two-story office building, known as the Ohmeda Building, in Louisville, Colorado. On March 20, 1998, the joint venture purchased a three-story office building, known as the 360 Interlocken Building, in Broomfield, Colorado. On June 11, 1998, Fund IX and X Associates was amended and restated to admit Wells Real Estate Fund XI, L.P. ("Fund XI") and the Operating Partnership. The joint venture was renamed the Fund IX, X, XI, and REIT Joint Venture. On June 24, 1998, the new joint venture purchased a one-story office building, known as the Avaya Building, in Oklahoma City, Oklahoma. On April 1, 1998, Wells Fund X purchased a one-story warehouse facility, known as the Iomega Building, in Ogden, Utah. On July 1, 1998, Wells Fund X contributed the Iomega Building to the Fund IX, X, XI, and REIT Joint Venture.

During 1999, Fund IX and Fund XI made contributions to the Fund IX, X, XI, and REIT Joint Venture; during 2000, Fund IX and Fund X made contributions to the Fund IX, X, XI, and REIT Joint Venture.

Following are the financial statements for the Fund IX, X, XI, and REIT Joint
Venture:

                   The Fund IX, X, XI, and REIT Joint Venture
                            (A Georgia Joint Venture)
                                 Balance Sheets
                           December 31, 2001 and 2000
                                     Assets

                                                                        2001             2000
                                                                   -------------     -------------
Real estate assets, at cost:
    Land                                                           $   6,698,020     $   6,698,020
    Building and improvements, less accumulated depreciation of
       $5,619,744 in 2001 and $4,203,502 in 2000                      27,178,526        28,594,768
                                                                   -------------     -------------
              Total real estate assets, net                           33,876,546        35,292,788
Cash and cash equivalents                                              1,555,917         1,500,044
Accounts receivable                                                      596,050           422,243
Prepaid expenses and other assets, net                                   439,002           487,276
                                                                   -------------     -------------
              Total assets                                         $  36,467,515     $  37,702,351
                                                                   =============     =============

                        Liabilities and Partners' Capital

Liabilities:
    Accounts payable and accrued liabilities                       $     620,907     $     568,517
    Refundable security deposits                                         100,336            99,279
    Due to affiliates                                                     13,238             9,595
    Partnership distributions payable                                    966,912           931,151
                                                                   -------------     -------------
              Total liabilities                                        1,701,393         1,608,542
                                                                   -------------     -------------
Partners' capital:
    Wells Real Estate Fund IX                                         13,598,505        14,117,803
    Wells Real Estate Fund X                                          16,803,586        17,445,277
    Wells Real Estate Fund XI                                          3,073,671         3,191,093
    Wells Operating Partnership, L.P.                                  1,290,360         1,339,636
                                                                   -------------     -------------
              Total partners' capital                                 34,766,122        36,093,809
                                                                   -------------     -------------
              Total liabilities and partners' capital              $  36,467,515     $  37,702,351
                                                                   =============     =============

                   The Fund IX, X, XI, and REIT Joint Venture
                            (A Georgia Joint Venture)
                              Statements of Income
              for the Years Ended December 31, 2001, 2000, and 1999

                                                              2001         2000         1999
                                                          -----------  -----------  -----------
Revenues:
    Rental income                                         $ 4,174,379  $ 4,198,388  $ 3,932,962
    Other income                                              119,828      116,129       61,312
    Interest income                                            50,002       73,676       58,768
                                                          -----------  -----------  -----------
                                                            4,344,209    4,388,193    4,053,042
                                                          -----------  -----------  -----------
Expenses:
    Depreciation                                            1,416,242    1,411,434    1,538,912
    Management and leasing fees                               357,761      362,774      286,139
    Operating costs, net of reimbursements                   (232,601)    (133,505)     (34,684)
    Property administration expense                            91,747       57,924       59,886
    Legal and accounting                                       26,223       20,423       30,545
                                                            1,659,372    1,719,050    1,880,798
                                                          -----------  -----------  -----------
Net income                                                $ 2,684,837  $ 2,669,143  $ 2,172,244
                                                          ===========  ===========  ===========

Net income allocated to Wells Real Estate Fund IX         $ 1,050,156  $ 1,045,094  $   850,072
                                                          ===========  ===========  ===========

Net income allocated to Wells Real Estate Fund X          $ 1,297,665  $ 1,288,629  $ 1,056,316
                                                          ===========  ===========  ===========

Net income allocated to Wells Real Estate Fund XI         $   237,367  $   236,243  $   184,355
                                                          ===========  ===========  ===========

Net income allocated to Wells Operating Partnership, L.P. $    99,649  $    99,177  $    81,501
                                                          ===========  ===========  ===========

                   The Fund IX, X, XI, and REIT Joint Venture
                            (A Georgia Joint Venture)
                         Statements of Partners' Capital
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                              Wells
                                 Wells Real     Wells Real    Wells Real    Operating        Total
                                   Estate         Estate        Estate     Partnership,     Partners'
                                  Fund IX         Fund X       Fund XI        L.P.          Capital
                               ------------   ------------   -----------   ------------   ------------
Balance, December 31, 1998     $ 14,960,100   $ 18,707,139   $ 2,521,003   $ 1,443,378   $ 37,631,620
   Net income                       850,072      1,056,316       184,355        81,501      2,172,244
   Partnership contributions        198,989              0       911,027             0      1,110,016
   Partnership distributions     (1,418,535)    (1,762,586)     (307,982)     (135,995)    (3,625,098)
                               ------------   ------------   -----------   -----------   ------------
Balance, December 31, 1999       14,590,626     18,000,869     3,308,403     1,388,884     37,288,782
   Net income                     1,045,094      1,288,629       236,243        99,177      2,669,143
   Partnership contributions         46,122         84,317             0             0        130,439
   Partnership distributions     (1,564,039)    (1,928,538)     (353,553)     (148,425)    (3,994,555)
                               ------------   ------------   -----------   -----------   ------------
Balance, December 31, 2000       14,117,803     17,445,277     3,191,093     1,339,636     36,093,809
   Net income                     1,050,156      1,297,665       237,367        99,649      2,684,837
   Partnership distributions     (1,569,454)    (1,939,356)     (354,789)     (148,925)    (4,012,524)
                               ------------   ------------   -----------   -----------   ------------
Balance, December 31, 2001     $ 13,598,505   $ 16,803,586   $ 3,073,671   $ 1,290,360   $ 34,766,122
                               ============   ============   ===========   ===========   ============

                   The Fund IX, X, XI, and REIT Joint Venture
                            (A Georgia Joint Venture)
                            Statements of Cash Flows
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                         2001             2000            1999
                                                                   --------------    -------------    ------------
Cash flows from operating activities:
    Net income                                                     $    2,684,837    $   2,669,143    $  2,172,244
                                                                   --------------    -------------    ------------
    Adjustments to reconcile net income to net cash provided
       by operating activities:
           Depreciation                                                 1,416,242        1,411,434       1,538,912
           Changes in assets and liabilities:
              Accounts receivable                                        (173,807)         132,722        (421,708)
              Prepaid expenses and other assets, net                       48,274           39,133         (85,281)
              Accounts payable and accrued liabilities, and
                 refundable security deposits                              53,447          (37,118)        295,177
              Due to affiliates                                             3,643            3,216           1,973
                                                                   --------------    -------------    ------------
                 Total adjustments                                      1,347,799        1,549,387       1,329,073
                                                                   --------------    -------------    ------------
                 Net cash provided by operating activities              4,032,636        4,218,530       3,501,317
                                                                   --------------    -------------    ------------
Cash flows from investing activities:
    Investment in real estate                                                   0         (127,661)       (930,401)
                                                                   --------------    -------------    ------------
Cash flows from financing activities:
    Distributions to joint venture partners                            (3,976,763)      (3,868,138)     (3,820,491)
    Contributions received from partners                                        0          130,439       1,066,992
                                                                   --------------    -------------    ------------
                 Net cash used in financing activities                 (3,976,763)      (3,737,699)     (2,753,499)
                                                                   --------------    -------------    ------------
Net increase (decrease) in cash and cash equivalents                       55,873          353,170        (182,583)
Cash and cash equivalents, beginning of year                            1,500,044        1,146,874       1,329,457
                                                                   --------------    -------------    ------------
Cash and cash equivalents, end of year                             $    1,555,917    $   1,500,044    $  1,146,874
                                                                   ==============    =============    ============

Supplemental disclosure of noncash activities:
    Deferred project costs contributed to joint venture            $            0    $           0    $     43,024
                                                                   ==============    =============    ============

Wells/Orange County Associates

On July 27, 1998, the Operating Partnership entered into a joint venture agreement with Wells Development Corporation, referred to as Wells/Orange County Associates. On July 31, 1998, Wells/Orange County Associates acquired a 52,000-square foot warehouse and office building located in Fountain Valley, California, known as the Cort Furniture Building.

On September 1, 1998, Fund X and XI Associates acquired Wells Development Corporation's interest in Wells/Orange County Associates, which resulted in Fund X and XI Associates becoming a joint venture partner with the Operating Partnership in the ownership of the Cort Furniture Building.

Following are the financial statements for Wells/Orange County Associates:

                         Wells/Orange County Associates
                            (A Georgia Joint Venture)
                                 Balance Sheets
                           December 31, 2001 and 2000

                                     Assets

                                                                                  2001            2000
                                                                              ------------    ------------
Real estate assets, at cost:
    Land                                                                      $  2,187,501    $  2,187,501
    Building, less accumulated depreciation of $651,780 in 2001 and $465,216
       in 2000                                                                   4,012,335       4,198,899
                                                                              ------------    ------------
              Total real estate assets                                           6,199,836       6,386,400
Cash and cash equivalents                                                          188,407         119,038
Accounts receivable                                                                 80,803          99,154
Prepaid expenses and other assets                                                    9,426               0
                                                                              ------------    ------------
              Total assets                                                    $  6,478,472    $  6,604,592
                                                                              ============    ============

                        Liabilities and Partners' Capital

Liabilities:
    Accounts payable                                                                11,792    $      1,000
    Partnership distributions payable                                              192,042         128,227
                                                                              ------------    ------------
              Total liabilities                                                    203,834         129,227
                                                                              ------------    ------------
Partners' capital:
    Wells Operating Partnership, L.P.                                            2,740,000       2,827,607
    Fund X and XI Associates                                                     3,534,638       3,647,758
                                                                              ------------    ------------
              Total partners' capital                                            6,274,638       6,475,365
                                                                              ------------    ------------
              Total liabilities and partners' capital                         $  6,478,472    $  6,604,592
                                                                              ============    ============

                         Wells/Orange County Associates
                            (A Georgia Joint Venture)
                              Statements of Income
              for the Years Ended December 31, 2001, 2000, and 1999

                                                              2001          2000          1999
                                                           ----------    ----------    ----------
Revenues:
    Rental income                                          $  795,528    $  795,545    $  795,545
    Interest income                                             2,409             0             0
                                                           ----------    ----------    ----------
                                                              797,937       795,545       795,545
                                                           ----------    ----------    ----------
Expenses:
    Depreciation                                              186,564       186,564       186,565
    Management and leasing fees                                33,547        30,915        30,360
    Operating costs, net of reimbursements                     21,855         5,005        22,229
    Legal and accounting                                        9,800         4,100         5,439
                                                           ----------    ----------    ----------
                                                              251,766       226,584       244,593
                                                           ----------    ----------    ----------
Net income                                                 $  546,171    $  568,961    $  550,952
                                                           ==========    ==========    ==========

Net income allocated to Wells Operating Partnership, L.P.  $  238,542    $  248,449    $  240,585
                                                           ==========    ==========    ==========

Net income allocated to Fund X and XI Associates           $  307,629    $  320,512    $  310,367
                                                           ==========    ==========    ==========

                         Wells/Orange County Associates
                            (A Georgia Joint Venture)
                         Statements of Partners' Capital
              for the Years Ended December 31, 2001, 2000, and 1999


                                     Wells
                                   Operating         Fund X         Total
                                  Partnership,       and XI        Partners'
                                      L.P.         Associates       Capital
                                  ------------    ------------    ------------
Balance, December 31, 1998        $  2,958,617    $  3,816,766    $  6,775,383
    Net income                         240,585         310,367         550,952
    Partnership distributions         (306,090)       (394,871)       (700,961)
                                  ------------    ------------    ------------
Balance, December 31, 1999           2,893,112       3,732,262       6,625,374
    Net income                         248,449         320,512         568,961
    Partnership distributions         (313,954)       (405,016)       (718,970)
                                  ------------    ------------    ------------
Balance, December 31, 2000           2,827,607       3,647,758       6,475,365
    Net income                         238,542         307,629         546,171
    Partnership distributions         (326,149)       (420,749)       (746,898)
                                  ------------    ------------    ------------
Balance, December 31, 2001        $  2,740,000    $  3,534,638    $  6,274,638
                                  ============    ============    ============

                         Wells/Orange County Associates
                            (A Georgia Joint Venture)
                            Statements of Cash Flows
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                             2001          2000          1999
                                                                          -----------  -----------   -----------
Cash flows from operating activities:
    Net income                                                            $   546,171  $   568,961   $   550,952
                                                                          -----------  -----------   -----------
    Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                       186,564      186,564       186,565
           Changes in assets and liabilities:
              Accounts receivable                                              18,351      (49,475)      (36,556)
              Accounts payable                                                 10,792        1,000        (1,550)
              Prepaid and other expenses                                       (9,426)           0             0
                                                                          -----------  -----------   -----------
                 Total adjustments                                            206,281      138,089       148,459
                                                                          -----------  -----------   -----------
                 Net cash provided by operating activities                    752,452      707,050       699,411
Cash flows from financing activities:
    Distributions to partners                                                (683,083)    (764,678)     (703,640)
                                                                          -----------  -----------   -----------
Net increase (decrease) in cash and cash equivalents                           69,369      (57,628)       (4,229)
Cash and cash equivalents, beginning of year                                  119,038      176,666       180,895
                                                                          -----------  -----------   -----------
Cash and cash equivalents, end of year                                    $   188,407  $   119,038   $   176,666
                                                                          ===========  ===========   ===========

Wells/Fremont Associates


On July 15, 1998, the Operating Partnership entered into a joint venture agreement with Wells Development Corporation, referred to as Wells/Fremont Associates. On July 21, 1998, Wells/Fremont Associates acquired a 58,424-square foot two-story manufacturing and office building located in Fremont, California, known as the Fairchild Building.

On October 8, 1998, Fund X and XI Associates acquired Wells Development Corporation's interest in Wells/Fremont Associates, which resulted in Fund X and XI Associates becoming a joint venture partner with the Operating Partnership in the ownership of the Fairchild Building.

Following are the financial statements for Wells/Fremont Associates:


                            Wells/Fremont Associates
                            (A Georgia Joint Venture)
                                 Balance Sheets
                           December 31, 2001 and 2000
                                     Assets

                                                                                         2001             2000
                                                                                     -------------   -------------
Real estate assets, at cost:
    Land                                                                             $   2,219,251   $   2,219,251
    Building, less accumulated depreciation of $999,301 in 2001 and $713,773
       in 2000                                                                           6,138,857       6,424,385
                                                                                     -------------   -------------
              Total real estate assets                                                   8,358,108       8,643,636
Cash and cash equivalents                                                                  203,750          92,564
Accounts receivable                                                                        133,801         126,433
                                                                                     -------------   -------------
              Total assets                                                           $   8,695,659   $   8,862,633
                                                                                     =============   =============

                        Liabilities and Partners' Capital


Liabilities:
    Accounts payable                                                                 $       1,896   $       3,016
    Due to affiliate                                                                         8,030           7,586
    Partnership distributions payable                                                      201,854          89,549
                                                                                     -------------   -------------
              Total liabilities                                                            211,780         100,151
                                                                                     -------------   -------------
Partners' capital:
    Wells Operating Partnership, L.P.                                                    6,575,358       6,791,287
    Fund X and XI Associates                                                             1,908,521       1,971,195
                                                                                     -------------   -------------
              Total partners' capital                                                    8,483,879       8,762,482
                                                                                     -------------   -------------
              Total liabilities and partners' capital                                $   8,695,659   $   8,862,633
                                                                                     =============   =============

                            Wells/Fremont Associates
                            (A Georgia Joint Venture)
                              Statements of Income
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                 2001          2000          1999
                                                              ----------    ----------    ----------
Revenues:
    Rental income                                             $  902,945    $  902,946    $  902,946
    Interest income                                                2,713             0             0
    Other income                                                   2,015             0             0
                                                              ----------    ----------    ----------
                                                                 907,673       902,946       902,946
                                                              ----------    ----------    ----------
Expenses:
    Depreciation                                                 285,528       285,527       285,526
    Management and leasing fees                                   36,267        36,787        37,355
    Operating costs, net of reimbursements                        16,585        13,199        16,006
    Legal and accounting                                           6,400         4,300         4,885
                                                              ----------    ----------    ----------
                                                                 344,780       339,813       343,772
                                                              ----------    ----------    ----------
Net income                                                    $  562,893    $  563,133    $  559,174
                                                              ==========    ==========    ==========

Net income allocated to Wells Operating Partnership, L.P.     $  436,265    $  436,452    $  433,383
                                                              ==========    ==========    ==========

Net income allocated to Fund X and XI Associates              $  126,628    $  126,681    $  125,791
                                                              ==========    ==========    ==========

                            Wells/Fremont Associates
                            (A Georgia Joint Venture)
                         Statements of Partners' Capital
              for the Years Ended December 31, 2001, 2000, and 1999


                                  Wells
                                Operating           Fund X           Total
                               Partnership,         and XI         Partners'
                                   L.P.           Associates        Capital
                               ------------      ------------     ------------
Balance, December 31, 1998     $  7,166,682      $  2,080,155     $  9,246,837
    Net income                      433,383           125,791          559,174
    Partnership distributions      (611,855)         (177,593)        (789,448)
                               ------------      ------------     ------------
Balance, December 31, 1999        6,988,210         2,028,353        9,016,563
    Net income                      436,452           126,681          563,133
    Partnership distributions      (633,375)         (183,839)        (817,214)
                               ------------      ------------     ------------
Balance, December 31, 2000        6,791,287         1,971,195        8,762,482
    Net income                      436,265           126,628          562,893
    Partnership distributions      (652,194)         (189,302)        (841,496)
                               ------------      ------------     ------------
Balance, December 31, 2001     $  6,575,358      $  1,908,521     $  8,483,879
                               ============      ============     ============

                            Wells/Fremont Associates
                            (A Georgia Joint Venture)
                            Statements of Cash Flows
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                       2001          2000           1999
                                                                    -----------   -----------   -----------
Cash flows from operating activities:
    Net income                                                      $   562,893   $   563,133   $   559,174
                                                                    -----------   -----------   -----------
    Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                 285,528       285,527       285,526
           Changes in assets and liabilities:
              Accounts receivable                                        (7,368)      (33,454)      (58,237)
              Accounts payable                                           (1,120)        1,001        (1,550)
              Due to affiliate                                              444         2,007         3,527
                                                                    -----------   -----------   -----------
                 Total adjustments                                      277,484       255,081       229,266
                                                                    -----------   -----------   -----------
                 Net cash provided by operating activities              840,377       818,214       788,440
Cash flows from financing activities:
    Distributions to partners                                          (729,191)     (914,662)     (791,940)
                                                                    -----------   -----------   -----------
Net increase (decrease) in cash and cash equivalents                    111,186       (96,448)       (3,500)
Cash and cash equivalents, beginning of year                             92,564       189,012       192,512
                                                                    -----------   -----------   -----------
Cash and cash equivalents, end of year                              $   203,750   $    92,564   $   189,012
                                                                    ===========   ===========   ===========

Fund XI, XII, and REIT Joint Venture


On May 1, 1999, the Operating Partnership entered into a joint venture with Fund XI and Wells Real Estate Fund XII, L.P. ("Fund XII"). On May 18, 1999, the joint venture purchased a 169,510-square foot, two-story manufacturing and office building, known as EYBL CarTex Building, in Fountain Inn, South Carolina. On July 21, 1999, the joint venture purchased a 68,900-square foot, three-story-office building, known as the Sprint Building, in Leawood, Kansas. On August 17, 1999, the joint venture purchased a 130,000-square foot office and warehouse building, known as the Johnson Matthey Building, in Chester County, Pennsylvania. On September 20, 1999, the joint venture purchased a 62,400-square foot, two-story office building, known as the Gartner Building, in Fort Myers, Florida.

Following are the financial statements for the Fund XI, XII, and REIT Joint
Venture:

                    The Fund XI, XII, and REIT Joint Venture
                            (A Georgia Joint Venture)
                                 Balance Sheets
                           December 31, 2001 and 2000
                                     Assets

                                                                                  2001             2000
                                                                             -------------    -------------
Real estate assets, at cost:
    Land                                                                     $   5,048,797    $   5,048,797
    Building and improvements, less accumulated depreciation of $2,692,116
       in 2001 and $1,599,263 in 2000                                           24,626,336       25,719,189
                                                                             -------------    -------------
              Total real estate assets                                          29,675,133       30,767,986
Cash and cash equivalents                                                          775,805          541,089
Accounts receivable                                                                675,022          394,314
Prepaid assets and other expenses                                                   26,486           26,486
                                                                             -------------    -------------
              Total assets                                                   $  31,152,446    $  31,729,875
                                                                             =============    =============

                        Liabilities and Partners' Capital

Liabilities:
    Accounts payable                                                         $     114,612    $     114,180
    Partnership distributions payable                                              757,500          453,395
                                                                             -------------    -------------
              Total liabilities                                                    872,112          567,575
                                                                             -------------    -------------
Partners' capital:
    Wells Real Estate Fund XI                                                    7,917,646        8,148,261
    Wells Real Estate Fund XII                                                   5,174,703        5,325,424
    Wells Operating Partnership, L.P.                                           17,187,985       17,688,615
                                                                             -------------    -------------
              Total partners' capital                                           30,280,334       31,162,300
                                                                             -------------    -------------
              Total liabilities and partners' capital                        $  31,152,446    $  31,729,875
                                                                             =============    =============

                    The Fund XI, XII, and REIT Joint Venture
                            (A Georgia Joint Venture)
                              Statements of Income
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                 2001             2000            1999
                                                            -------------    -------------    ------------
Revenues:
    Rental income                                           $   3,346,227    $   3,345,932    $  1,443,446
    Interest income                                                24,480            2,814               0
    Other income                                                      360              440              57
                                                            -------------    -------------    ------------
                                                                3,371,067        3,349,186       1,443,503
                                                            -------------    -------------    ------------

Expenses:
    Depreciation                                                1,092,853        1,092,680         506,582
    Management and leasing fees                                   156,987          157,236          59,230
    Operating costs, net of reimbursements                        (27,449)         (30,718)          4,639
    Property administration                                        65,765           36,707          15,979
    Legal and accounting                                           18,000           14,725           4,000
                                                            -------------    -------------    ------------
                                                                1,306,156        1,270,630         590,430
                                                            -------------    -------------    ------------
Net income                                                  $   2,064,911    $   2,078,556    $    853,073
                                                            =============    =============    ============

Net income allocated to Wells Real Estate Fund XI           $     539,930    $     543,497    $    240,031
                                                            =============    =============    ============

Net income allocated to Wells Real Estate Fund XII          $     352,878    $     355,211    $    124,542
                                                            =============    =============    ============

Net income allocated to Wells Operating Partnership, L.P.   $   1,172,103    $   1,179,848    $    488,500
                                                            =============    =============    ============

                    The Fund XI, XII, and REIT Joint Venture
                            (A Georgia Joint Venture)
                         Statements of Partners' Capital
              for the Years Ended December 31, 2001, 2000, and 1999


                                                                        Wells
                                     Wells Real      Wells Real       Operating           Total
                                      Estate           Estate        Partnership,       Partners'
                                      Fund XI         Fund XII           L.P.            Capital
                                   -------------   -------------    --------------   ---------------
Balance, December 31, 1998         $           0   $           0    $            0   $             0
    Net income                           240,031         124,542           488,500           853,073
    Partnership contributions          8,470,160       5,520,835        18,376,267        32,367,262
    Partnership distributions           (344,339)       (177,743)         (703,797)       (1,225,879)
                                   -------------   -------------    --------------   ---------------
Balance, December 31, 1999             8,365,852       5,467,634        18,160,970        31,994,456
    Net income                           543,497         355,211         1,179,848         2,078,556
    Partnership distributions           (761,088)       (497,421)       (1,652,203)       (2,910,712)
                                   -------------   -------------    --------------   ---------------
Balance, December 31, 2000             8,148,261       5,325,424        17,688,615        31,162,300
    Net income                           539,930         352,878         1,172,103         2,064,911
    Partnership distributions           (770,545)       (503,599)       (1,672,733)       (2,946,877)
                                   -------------   -------------    --------------   ---------------
Balance, December 31, 2001         $   7,917,646   $   5,174,703    $   17,187,985   $    30,280,334
                                   =============   =============    ==============   ===============

                    The Fund XI, XII, and REIT Joint Venture
                            (A Georgia Joint Venture)
                            Statements of Cash Flows
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                2001          2000          1999
                                                             -----------   -----------  ------------
Cash flows from operating activities:
   Net income                                                $ 2,064,911   $ 2,078,556  $    853,073
                                                             -----------   -----------  ------------
   Adjustments to reconcile net income to net cash provided
     by operating activities:
        Depreciation                                           1,092,853     1,092,680       506,582
        Changes in assets and liabilities:
          Accounts receivable                                   (280,708)     (260,537)     (133,777)
          Prepaid expenses and other assets                            0             0       (26,486)
          Accounts payable                                           432         1,723       112,457
                                                             -----------   -----------  ------------
            Total adjustments                                    812,577       833,866       458,776
                                                             -----------   -----------  ------------
            Net cash provided by operating activities          2,877,488     2,912,422     1,311,849
Cash flows from financing activities:
   Distributions to joint venture partners                    (2,642,772)   (3,137,611)     (545,571)
                                                             -----------   -----------  ------------
Net increase (decrease) in cash and cash equivalents             234,716      (225,189)      766,278
Cash and cash equivalents, beginning of year                     541,089       766,278             0
                                                             -----------   -----------  ------------
Cash and cash equivalents, end of year                       $   775,805   $   541,089  $    766,278
                                                             ===========   ===========  ============
Supplemental disclosure of noncash activities:
   Deferred project costs contributed to joint venture       $         0   $         0  $  1,294,686
                                                             ===========   ===========  ============
   Contribution of real estate assets to joint venture       $         0   $         0  $ 31,072,562
                                                             ===========   ===========  ============

Fund XII and REIT Joint Venture

On May 10, 2000, the Operating Partnership entered into a joint venture with Fund XII. The joint venture, Fund XII and REIT Joint Venture, was formed to acquire, develop, operate, and sell real property. On May 20, 2000, the joint venture purchased a 77,054-square foot, three-story office building known as the Siemens Building in Troy, Oakland County, Michigan. On December 28, 2000, the joint venture purchased a 50,000-square foot, one-story office building and a 78,500-square foot two-story office building collectively known as the AT&T Call Center Buildings in Oklahoma City, Oklahoma County, Oklahoma. On May 15, 2001, the joint venture purchased a 201,237-square foot, three-story office building known as the Comdata Building located in Brentwood, Williamson County, Tennessee.

Following are the financial statements for Fund XII and REIT Joint Venture:

                         Fund XII and REIT Joint Venture
                            (A Georgia Joint Venture)
                                 Balance Sheets
                           December 31, 2001 and 2000

                                     Assets

                                                                   2001          2000
                                                               ------------  ------------
Real estate assets, at cost:
   Land                                                        $  8,899,574  $  4,420,405
   Building and improvements, less accumulated depreciation of $  2,131,838
   in 2001 and $324,732 in 2000                                  45,814,781    26,004,918
                                                               ------------  ------------
      Total real estate assets                                   54,714,355    30,425,323
Cash and cash equivalents                                         1,345,562       207,475
Accounts receivable                                                 442,023       130,490
                                                               ------------  ------------
      Total assets                                             $ 56,501,940  $ 30,763,288
                                                               ============  ============

                        Liabilities and Partners' Capital

Liabilities:
   Accounts payable                                            $    134,969  $          0
   Partnership distributions payable                              1,238,205       208,261
                                                               ------------  ------------
      Total liabilities                                           1,373,174       208,261
                                                               ------------  ------------
Partners' capital:
   Wells Real Estate Fund XII                                    24,828,894    16,242,127
   Wells Operating Partnership, L.P.                             30,299,872    14,312,900
                                                               ------------  ------------
      Total partners' capital                                    55,128,766    30,555,027
                                                               ------------  ------------
      Total liabilities and partners' capital                  $ 56,501,940  $ 30,763,288
                                                               ============  ============

                         Fund XII and REIT Joint Venture
                            (A Georgia Joint Venture)
                              Statements of Income
                    for the Year Ended December 31, 2001 and
                the Period From May 10, 2000 (Inception) Through
                                December 31, 2000

                                                                       2001           2000
                                                                    ----------      ---------
Revenues:
    Rental income                                                   $4,683,323      $974,796
    Interest income                                                     25,144         2,069
                                                                    ----------      --------
                                                                     4,708,467       976,865
                                                                    ----------      --------
Expenses:
    Depreciation                                                     1,807,106       324,732
    Management and leasing fees                                        224,033        32,756
    Partnership administration                                          38,928         3,917
    Legal and accounting                                                16,425             0
    Operating costs, net of reimbursements                              10,453         1,210
                                                                    ----------      --------
                                                                     2,096,945       362,615
                                                                    ----------      --------
Net income                                                          $2,611,522      $614,250
                                                                    ==========      ========

Net income allocated to Wells Real Estate Fund XII                  $1,224,645      $309,190
                                                                    ==========      ========

Net income allocated to Wells Operating Partnership, L.P.           $1,386,877      $305,060
                                                                    ==========      ========

                         Fund XII and REIT Joint Venture
                            (A Georgia Joint Venture)
                         Statements of Partners' Capital
                    for the Year Ended December 31, 2001 and
                the Period From May 10, 2000 (Inception) Through
                                December 31, 2000

                                                               Wells Real           Wells                Total
                                                                 Estate            Operating            Partners'
                                                                Fund XII       Partnership, L.P.         Capital
                                                              ------------    ------------------      ------------
Balance, May 10, 2000 (inception)                             $          0      $            0        $          0
    Net income                                                     309,190             305,060             614,250
    Partnership contributions                                   16,340,884          14,409,171          30,750,055
    Partnership distributions                                     (407,948)           (401,330)           (809,278)
                                                              ------------      --------------        ------------
Balance, December 31, 2000                                      16,242,126          14,312,901          30,555,027
    Net income                                                   1,224,645           1,386,877           2,611,522
    Partnership contributions                                    9,298,084          16,795,441          26,093,525
    Partnership distributions                                   (1,935,961)         (2,195,347)         (4,131,308)
                                                              ------------      --------------        ------------
Balance, December 31, 2001                                    $ 24,828,894      $   30,299,872        $ 55,128,766
                                                              ============      ==============        ============

                         Fund XII and REIT Joint Venture
                            (A Georgia Joint Venture)
                            Statements of Cash Flows
                    for the Year Ended December 31, 2001 and
                the Period From May 10, 2000 (Inception) Through
                                December 31, 2000

                                                                                         2001             2000
                                                                                     ------------     ------------
Cash flows from operating activities:
    Net income                                                                       $  2,611,522     $    614,250
                                                                                     ------------     ------------
    Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                                 1,807,106          324,732
           Changes in assets and liabilities:
              Accounts receivable                                                        (311,533)        (130,490)
              Accounts payable                                                            134,969                0
                                                                                     ------------     ------------
                 Total adjustments                                                      1,630,542          194,242
                                                                                     ------------     ------------
                 Net cash provided by operating activities                              4,242,064          808,492
                                                                                     ------------     ------------
Cash flows from investing activities:
    Investment in real estate                                                         (26,096,138)     (29,520,043)
                                                                                     ------------     ------------
Cash flows from financing activities:
    Distributions to joint venture partners                                            (3,101,364)        (601,017)
    Contributions received from partners                                               26,093,525       29,520,043
                                                                                     ------------     ------------
                 Net cash provided by financing activities                             22,992,161       28,919,026
                                                                                     ------------     ------------
Net increase in cash and cash equivalents                                               1,138,087          207,475
Cash and cash equivalents, beginning of period                                            207,475                0
                                                                                     ------------     ------------
Cash and cash equivalents, end of year                                               $  1,345,562     $    207,475
                                                                                     ============     ============

Supplemental disclosure of noncash activities:
    Deferred project costs contributed to joint venture                              $          0     $  1,230,012
                                                                                     ============     ============

Fund XIII and REIT Joint Venture

On June 27, 2001, Wells Real Estate Fund XIII, L.P. ("Fund XIII") entered into a joint venture with the Operating Partnership to form the Fund XIII and REIT Joint Venture. On July 16, 2001, the Fund XIII and REIT Joint Venture purchased an 85,000-square foot, two-story office building known as the AmeriCredit Building in Clay County, Florida. On December 21, 2001, the Fund XIII and REIT Joint Venture purchased two connected one-story office and assembly buildings consisting of 148,200 square feet known as the ADIC Buildings in Douglas County, Colorado.

Following are the financial statements for the Fund XIII and REIT Joint Venture:

                      The Fund XIII and REIT Joint Venture
                            (A Georgia Joint Venture)
                                  Balance Sheet
                                December 31, 2001

                                          Assets

Real estate assets, at cost:
    Land                                                                                            $   3,724,819
    Building and improvements, less accumulated depreciation of $266,605 in 2001                       22,783,948
                                                                                                    -------------
              Total real estate assets                                                                 26,508,767
Cash and cash equivalents                                                                                 460,380
Accounts receivable                                                                                        71,236
Prepaid assets and other expenses                                                                             773
                                                                                                    -------------
              Total assets                                                                          $  27,041,156
                                                                                                    =============


                             Liabilities and Partners' Capital

Liabilities:
    Accounts payable                                                                                $     145,331
    Partnership distributions payable                                                                     315,049
                                                                                                    -------------
              Total liabilities                                                                           460,380
                                                                                                    -------------
Partners' capital:
    Wells Real Estate Fund XIII                                                                         8,453,438
    Wells Operating Partnership, L.P.                                                                  18,127,338
                                                                                                    -------------
              Total partners' capital                                                                  26,580,776
                                                                                                    -------------
              Total liabilities and partners' capital                                               $  27,041,156
                                                                                                    =============

                      The Fund XIII and REIT Joint Venture
                            (A Georgia Joint Venture)
                               Statement of Income
              for the Period From June 27, 2001 (Inception) Through
                                December 31, 2001

Revenues:
    Rental income                                                    $ 706,373
                                                                     ---------
Expenses:
    Depreciation                                                       266,605
    Management and leasing fees                                         26,954
    Operating costs, net of reimbursements                              53,659
    Legal and accounting                                                 2,800
                                                                     ---------
                                                                       350,018
                                                                     ---------
Net income                                                           $ 356,355
                                                                     =========

Net income allocated to Wells Real Estate Fund XIII                  $  58,610
                                                                     =========

Net income allocated to Wells Operating Partnership, L.P.            $ 297,745
                                                                     =========

                      The Fund XIII and REIT Joint Venture
                            (A Georgia Joint Venture)
                         Statement of Partners' Capital
              for the Period From June 27, 2001 (Inception) Through
                                December 31, 2001

                                                        Wells
                                        Wells Real    Operating       Total
                                          Estate     Partnership,    Partners'
                                        Fund XIII        L.P.         Capital
                                      ------------- --------------  -----------

Balance, June 27, 2001 (inception)      $        0   $         0   $         0
    Net income                              58,610       297,745       356,355
    Partnership contributions            8,491,069    18,285,076    26,776,145
    Partnership distributions              (96,241)     (455,483)     (551,724)
                                        ----------   -----------   -----------
Balance, December 31, 2001              $8,453,438   $18,127,338   $26,580,776
                                        ==========   ===========   ===========

                      The Fund XIII and REIT Joint Venture
                            (A Georgia Joint Venture)
                             Statement of Cash Flows
              for the Period From June 27, 2001 (Inception) Through
                                December 31, 2001

    Cash flows from operating activities:
        Net income                                                                                       $     356,355
                                                                                                         -------------
        Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                                                        266,605
           Changes in assets and liabilities:
               Accounts receivable                                                                             (71,236)
               Prepaid expenses and other assets                                                                  (773)
               Accounts payable                                                                                145,331
                                                                                                         -------------
                  Total adjustments                                                                            339,927
                                                                                                         -------------
                  Net cash provided by operating activities                                                    696,282
                                                                                                         -------------
    Cash flows from investing activities:
        Investment in real estate                                                                          (25,779,337)
                                                                                                         -------------
    Cash flows from financing activities:
        Contributions from joint venture partners                                                           25,780,110
        Distributions to joint venture partners                                                               (236,675)
                                                                                                         -------------
                  Net cash provided by financing activities                                                 25,543,435
                                                                                                         -------------
    Net increase in cash and cash equivalents                                                                  460,380
    Cash and cash equivalents, beginning of period                                                                   0
                                                                                                         -------------
    Cash and cash equivalents, end of year                                                               $     460,380
                                                                                                         =============
    Supplemental disclosure of noncash activities:
        Deferred project costs contributed to Joint Venture                                              $     996,035
                                                                                                         =============

6.  INCOME TAX BASIS NET INCOME AND PARTNERS' CAPITAL

The Operating Partnership's income tax basis net income for the years ended December 31, 2001 and 2000 are calculated as follows:

                                                                                          2001               2000
                                                                                      ------------       ------------
    Financial statement net income                                                    $ 21,723,967       $  8,552,967
    Increase (decrease) in net income resulting from:
        Depreciation expense for financial reporting purposes in excess of
           amounts for income tax purposes                                               7,347,459          3,511,353
        Rental income accrued for financial reporting purposes in excess of
           amounts for income tax purposes                                              (2,735,237)        (1,822,220)
        Expenses deductible when paid for income tax purposes, accrued for
           financial reporting purposes                                                     25,658             37,675
                                                                                      ------------       ------------
    Income tax basis net income                                                       $ 26,361,847       $ 10,279,775
                                                                                      ============       ============

     The Operating Partnership's income tax basis partners' capital at December 31, 2001 and 2000 is computed as follows:

                                                                                          2001               2000
                                                                                      ------------       ------------
     Financial statement partners' capital                                            $710,285,758       $265,341,612
     Increase (decrease) in partners' capital resulting from:
         Depreciation expense for financial reporting purposes in excess of
            amounts for income tax purposes                                             11,891,061          4,543,602
         Capitalization of syndication costs for income tax purposes, which are accounted for as cost of capital for financial reporting
            purposes                                                                    12,896,312         12,896,312
         Accumulated rental income accrued for financial reporting purposes
            in excess of amounts for income tax purposes                                (5,382,483)        (2,647,246)
         Accumulated expenses deductible when paid for income tax purposes,
            accrued for financial reporting purposes                                       114,873             89,215
         Dividends payable                                                               1,059,026          1,025,010
         Other                                                                            (222,378)          (222,378)
                                                                                      ------------       ------------
     Income tax basis partners' capital                                               $730,642,169       $281,026,127
                                                                                      ============       ============

7.   RENTAL INCOME

     The future minimum rental income due from the Operating Partnership's direct investment in real estate or its respective ownership interest in the joint ventures under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                         $  69,364,229
                     2003                                            70,380,691
                     2004                                            71,184,787
                     2005                                            70,715,556
                     2006                                            71,008,821
                 Thereafter                                         270,840,299
                                                                  -------------
                                                                  $ 623,494,383
                                                                  =============

     One tenant contributed 10% of rental income for the year ended December 31, 2001. In addition, one tenant will contribute 12% of future minimum rental income.

     Future minimum rental income due from Fund VIII, IX, and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                           $ 1,287,119
                     2003                                             1,287,119
                     2004                                               107,260
                     2005                                                     0
                     2006                                                     0
                 Thereafter                                                   0
                                                                    -----------
                                                                    $ 2,681,498
                                                                    ===========

     One tenant contributed 100% of rental income for the year ended December 31, 2001. In addition, one tenant will contribute 100% of future minimum rental income.

     The future minimum rental income due from Fund IX, X, XI, and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                           $  3,648,769
                     2003                                              3,617,432
                     2004                                              3,498,472
                     2005                                              2,482,815
                     2006                                              2,383,190
                 Thereafter                                            3,053,321
                                                                    ------------
                                                                    $ 18,683,999
                                                                    ============

     Four tenants contributed 26%, 23%, 13%, and 13% of rental income for the year ended December 31, 2001. In addition, four tenants will contribute 38%, 21%, 20%, and 17% of future minimum rental income.

     The future minimum rental income due Wells/Orange County Associates under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                           $    834,888
                     2003                                                695,740
                                                                    ------------
                                                                    $  1,530,628
                                                                    ============

     One tenant contributed 100% of rental income for the year ended December 31, 2001 and will contribute 100% of future minimum rental income.

     The future minimum rental income due Wells/Fremont Associates under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                           $    922,444
                     2003                                                950,118
                     2004                                                894,832
                                                                    ------------
                                                                    $  2,767,394
                                                                    ============

     One tenant contributed 100% of rental income for the year ended December 31, 2001 and will contribute 100% of future minimum rental income.

     The future minimum rental income due from Fund XI, XII, and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                           $  3,277,512
                     2003                                              3,367,510
                     2004                                              3,445,193
                     2005                                              3,495,155
                     2006                                              3,552,724
                 Thereafter                                            2,616,855
                                                                    ------------
                                                                    $ 19,754,949
                                                                    ============

     Four tenants contributed approximately 30%, 28%, 24%, and 18% of rental income for the year ended December 31, 2001. In addition, four tenants will contribute approximately 30%, 27%, 25%, and 18% of future minimum rental income.

     The future minimum rental income due from Fund XII and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                           $  5,352,097
                     2003                                              5,399,451
                     2004                                              5,483,564
                     2005                                              5,515,926
                     2006                                              5,548,289
                 Thereafter                                           34,677,467
                                                                    ------------
                                                                    $ 61,976,794
                                                                    ============

     Three tenants contributed approximately 31%, 29%, and 27% of rental income for the year ended December 31, 2001. In addition, three tenants will contribute approximately 58%, 21%, and 18% of future minimum rental income.

     The future minimum rental income due Fund XIII and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                           $  2,545,038
                     2003                                              2,602,641
                     2004                                              2,661,228
                     2005                                              2,721,105
                     2006                                              2,782,957
                 Thereafter                                           13,915,835
                                                                    ------------
                                                                    $ 27,228,804
                                                                    ============

     One tenant contributed approximately 95% of rental income for the year ended December 31, 2001. In addition, two tenants will contribute approximately 51% and 49% of future minimum rental income.

8.   INVESTMENT IN BONDS AND OBLIGATION UNDER CAPITAL LEASE

     On September 27, 2001, the Operating Partnership acquired a ground leasehold interest in the Ingram Micro Distribution Facility pursuant to a Bond Real Property Lease dated December 20, 1995 (the "Bond Lease"). The ground leasehold interest under the Bond Lease, along with the Bond and Bond Deed of Trust described below, were purchased from Ingram Micro, L.P. ("Ingram") in a sale lease-back transaction for a purchase price of $21,050,000. The Bond Lease expires on December 31, 2026. At closing, the Operating Partnership also entered into a new lease with Ingram pursuant to which Ingram agreed to lease the entire Ingram Micro Distribution Facility for a lease term of 10 years with two successive 10-year renewal options.

     In connection with the original development of the Ingram Micro Distribution Facility, the Industrial Development Board of the City of Milington, Tennessee (the "Industrial Development Board") issued an Industrial Development Revenue Note dated December 20, 1995 in the principal amount of $22,000,000 (the "Bond") to Lease Plan North America, Inc. (the "Original Bond Holder"). The proceeds from the issuance of the Bond were utilized to finance the construction of the Ingram Micro Distribution Facility. The Bond is secured by a Fee Construction Mortgage Deed of Trust Assignment of Rents and Leases also dated December 20, 1995 (the "Bond Deed of Trust") executed by the Industrial Development Board for the benefit of the Original Bond Holder. Beginning in 2006, the holder of the Bond Lease has the option to purchase the land underlying the Ingram Micro Distribution Facility for $100.00 plus satisfaction of the indebtedness evidenced by the Bond which, as set forth below, was acquired and is currently held by the Operating Partnership.

     On December 20, 2000, Ingram purchased the Bond and the Bond Deed of Trust from the Original Bond Holder. On September 27, 2001, along with purchasing the Ingram Micro Distribution Facility through its acquisition of the ground leasehold interest under the Bond Lease, the Operating Partnership also acquired the Bond and the Bond

         Deed of Trust from Ingram. Because the Operating Partnership is technically subject to the obligation to pay the $22,000,000 indebtedness evidenced by the Bond, the obligation to pay the Bond is carried on the Company's books as a liability; however, since Operating Partnership is also the owner of the Bond, the Bond is also carried on the Company's books as an asset.

9.       NOTES PAYABLE

         As of December 31, 2001, the Operating Partnership's notes payable included the following:

                  Note payable to Bank of America, interest at 5.9%, interest payable monthly, due July 30, 2003, collateralized by the
                  Nissan property                                                 $   468,844

                  Note payable to SouthTrust Bank, interest at LIBOR plus 175 basis points, principal and interest payable monthly, due June
                  10, 2002; collateralized by the Operating Partnership's
                  interests in the Cinemark Building, the Dial Building, the
                  ASML Building, the Motorola Tempe Building, the Avnet
                  Building, the Matsushita Building, and the PwC  Building          7,655,600
                                                                                  -----------
                                Total                                             $ 8,124,444
                                                                                  ===========

         The contractual maturities of the Operating Partnership's notes payable are as follows as of December 31, 2001:

                 2002                                               $7,655,600
                 2003                                                  468,844
                                                                    ----------
                               Total                                $8,124,444
                                                                    ==========

10.      COMMITMENTS AND CONTINGENCIES


         Take Out Purchase and Escrow Agreement

         An affiliate of the Advisor ("Wells Exchange") has developed a program (the "Wells Section 1031 Program") involving the acquisition by Wells Exchange of income-producing commercial properties and the formation of a series of single member limited liability companies for the purpose of facilitating the resale of co-tenancy interests in such real estate properties to be owned in co-tenancy arrangements with persons ("1031 Participants") who are looking to invest the proceeds from a sale of real estate held for investment in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code. Each of these properties will be financed by a combination of permanent first mortgage financing and interim loan financing obtained from institutional lenders.

         Following the acquisition of each property, Wells Exchange will attempt to sell co-tenancy interests to 1031 Participants, the proceeds of which will be used to pay off the interim financing. In consideration for the payment of a take out fee to the Company, and following approval of the potential property acquisition by the Company's board of directors, it is anticipated that Wells OP will enter into a take out purchase and escrow agreement or similar contract providing that, in the event that Wells Exchange is unable to sell all of the co-tenancy interest in that particular property to 1031 Participants, the Operating Partnership will purchase, at Wells Exchange's cost, any co-tenancy interests remaining unsold at the end of the offering period.

         As a part of the initial transaction in the Wells Section 1031 Program, and in consideration for the payment of a take out fee in the amount of $137,500 to the Company, Wells OP entered into a take out purchase and escrow agreement dated April 16, 2001 providing that, among other things, Wells OP is obligated to acquire, at Wells Exchange's cost ($839,694 in cash plus $832,060 of assumed debt for each 7.63358% interest of co-tenancy interest unsold), any co-tenancy interest in the building known as the Ford Motor Credit Complex which remains unsold at the expiration of the offering of Wells Exchange, which has been extended to April 15, 2002, which is also the maturity date of the interim loan relating to such property. The Ford Motor Credit Complex consists of two connecting office buildings containing 167,438 rentable square feet located in Colorado Springs, Colorado, currently under a triple-net lease with Ford Motor Credit Company, a wholly owned subsidiary of Ford Motor Company.

The obligations of Wells OP under the take out purchase and escrow agreement are secured by reserving against a portion of Wells OP's existing line of credit with Bank of America, N.A. (the "Interim Lender"). If, for any reason, Wells OP fails to acquire any of the co-tenancy interest in the Ford Motor Credit Complex which remains unsold as of April 15, 2002, or there is otherwise an uncured default under the interim loan or the line of credit documents, the Interim Lender is authorized to draw down Wells OP's line of credit in the amount necessary to pay the outstanding balance of the interim loan in full, in which event the appropriate amount of co-tenancy interest in the Ford Motor Credit Complex would be deeded to Wells OP. Wells OP's maximum economic exposure in the transaction is $21,900,000, in which event Wells OP would acquire the Ford Motor Credit Complex for $11,000,000 in cash plus assumption of the first mortgage financing in the amount of $10,900,000. If some, but not all, of the co-tenancy interests are sold, Wells OP's exposure would be less, and it would own an interest in the property in co-tenancy with the 1031 Participants who had previously acquired co-tenancy interests in the Ford Motor Credit Complex from Wells Exchange.

Development of the Nissan Property

The Operating Partnership has entered into an agreement with an independent third-party general contractor for the purpose of designing and constructing a three-story office building containing 268,290 rentable square feet on the Nissan Property. The construction agreement provides that the Operating Partnership will pay the contractor a maximum of $25,326,017 for the design and construction of the building. Construction commenced on January 25, 2002 and is scheduled to be completed within 20 months.

General

Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Company, the Operating Partnership, or the Advisor. In the normal course of business, the Company, the Operating Partnership, or the Advisor may become subject to such litigation or claims.

11.      SHAREHOLDERS' EQUITY

         Common Stock Option Plan

         The Wells Real Estate Investment Trust, Inc. Independent Director Stock Option Plan ("the Plan") provides for grants of stock to be made to independent nonemployee directors of the Company. Options to purchase 2,500 shares of common stock at $12 per share are granted upon initially becoming an independent director of the Company. Of these shares, 20% are exercisable immediately on the date of grant. An additional 20% of these shares become exercisable on each anniversary following the date of grant for a period of four years. Effective on the date of each annual meeting of shareholders of the Company, beginning in 2000, each independent director will be granted an option to purchase 1,000 additional shares of common stock. These options vest at the rate of 500 shares per full year of service thereafter. All options granted under the Plan expire no later than the date immediately following the tenth anniversary of the date of grant and may expire sooner in the event of the disability or death of the optionee or if the optionee ceases to serve as a director.

         The Company has adopted the disclosure provisions in Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." As permitted by the provisions of SFAS No. 123, the Company applies Accounting Principles Board Opinion No. 25 and the related interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation cost.

         A summary of the Company's stock option activity during 2001 and 2000 is as follows:

                                                                                       Exercise
                                                                             Number     Price
                                                                            --------  ---------
                Outstanding at December 31, 1999                             17,500     $12
                    Granted                                                   7,000      12
                                                                            -------
                Outstanding at December 31, 2000                             24,500      12
                    Granted                                                   7,000      12
                                                                            -------
                Outstanding at December 31, 2001                             31,500      12
                                                                            =======

                Outstanding options exercisable as of December 31, 2001      10,500      12
                                                                            =======

         For SFAS No. 123 purposes, the fair value of each stock option for 2001 and 2000 has been estimated as of the date of the grant using the minimum value method. The weighted average risk-free interest rates assumed for 2001 and 2000 were 5.05% and 6.45%, respectively. Dividend yields of 7.8% and 7.3% were assumed for 2001 and 2000, respectively. The expected life of an option was assumed to be six years and four years for 2001 and 2000, respectively. Based on these assumptions, the fair value of the options granted during 2001 and 2000 is $0.

         Treasury Stock

         During 1999, the Company's board of directors authorized a dividend reinvestment program (the "DRP"), through which common shareholders may elect to reinvest an amount equal to the dividends declared on their common shares into additional shares of the Company's common stock in lieu of receiving cash dividends. During 2000, the Company's board of directors authorized a common stock repurchase plan subject to the amount reinvested in the Company's common shares through the DRP, less shares already redeemed, and a limitation in the amount of 3% of the average common shares outstanding during the preceding year. During 2001 and 2000, the Company repurchased 413,743 and 141,297 of its own common shares at an aggregate cost of $4,137,427 and $1,412,969, respectively. These transactions were funded with cash on hand and did not exceed either of the foregoing limitations.

12.      QUARTERLY RESULTS (UNAUDITED)

         Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2001 and 2000:

                                                                           2001 Quarters Ended
                                                  ------------------------------------------------------------------------
                                                    March 31           June 30            September 30        December 31
                                                  ------------       -----------        --------------      --------------
         Revenues                                  $10,669,713       $10,891,240         $ 12,507,904        $ 15,239,945
         Net income                                  3,275,345         5,038,898            6,109,137           7,300,587
         Basic and diluted earnings per share
            (a)                                    $      0.10       $      0.12         $       0.11        $      0.10
         Dividends per share (a)                          0.19              0.19                 0.19               0.19


                  (a) The totals of the four quarterly amounts for the year ended December 31, 2001 do not equal the totals for the year. This difference results from rounding differences between quarters.


                                                                            2000 Quarters Ended
                                                         ------------------------------------------------------------------------
                                                           March 31           June 30         September 30           December 31
                                                         ------------       -----------      --------------        --------------
         Revenues                                        $ 3,710,409        $ 5,537,618       $ 6,586,611          $  7,538,568
         Net income                                        1,691,288          1,521,021         2,525,228             2,815,430
         Basic and diluted earnings per share            $      0.11        $      0.08       $      0.11          $       0.10
         Dividends per share                                    0.18               0.18              0.18                  0.19

13.      SUBSEQUENT EVENT


         On January 11, 2002, the Operating Partnership purchased a three-story office building on a 9.8-acre tract of land located in Sarasota County, Florida known as the Arthur Andersen Building, from an unaffiliated third party for $21,400,000. The Operating Partnership incurred additional related acquisition expenses, including attorneys' fees, recording fees, structural report and environmental report fees, and other closing costs, of approximately $30,000.

              WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY

                     (A Georgia Public Limited Partnership)

       SCHEDULE III--REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION

                                DECEMBER 31, 2001

                                                         Initial Cost
                                                  ---------------------------


                                                                                 Costs of
                        Ownership                               Buildings and   Capitalized
     Description        Percentage  Encumbrances     Land        Improvements   Improvements
--------------------    ----------  ------------  -----------    ------------   ------------
ALSTOM
   POWER--KNOXVILLE
   PROPERTY
   (a)                          4%      None      $   582,897        744,164     $ 6,744,547

AVAYA BUILDING                  4       None        1,002,723      4,386,374         242,241

360
INTERLOCKEN (c)                 4       None        1,570,000      6,733,500         437,266

IOMEGA
PROPERTY(d)                     4       None          597,000      4,674,624         876,459

OHMEDA
PROPERTY (e)                    4       None        2,613,600      7,762,481         528,415

FAIRCHILD
PROPERTY (f)                   78       None        2,130,480      6,852,630         374,300

ORANGE COUNTY
PROPERTY (g)                   44       None        2,100,000      4,463,700         287,916

PRICEWATER-
HOUSECOOPERS
PROPERTY (h)                  100       None        1,460,000     19,839,071         825,560

EYBL CARTEX
PROPERTY (i)                   57       None          330,000      4,791,828         213,411

SPRINT BUILDING
(j)                            57       None        1,696,000      7,850,726         397,783

JOHNSON
MATTHEY (k)                    57       None        1,925,000      6,131,392         335,685

GARTNER
PROPERTY (l)                   57       None          895,844      7,451,760         347,820

AT&T--PA
PROPERTY (m)                  100       None          662,000     11,836,368         265,740

                      Gross Amount at Which Carried at December 31, 2001
                      --------------------------------------------------
                                                                                                                    Life on Which
                                                                                                                     Depreciation
                                  Buildings and  Construction               Accumulated     Date of        Date      is Computed
     Description         Land     Improvements   in Progress     Total      Depreciation  Construction   Acquired       (dd)
------------------    ----------  ------------   -----------  ----------    ------------  ------------   --------  ---------------
ALSTOM
   POWER--KNOXVILLE
   PROPERTY
   (a)                $   607,930   $ 7,463,678  $       0   $ 8,071,608    $ 1,844,482       1997       12/10/96   20 to 25 years

AVAYA BUILDING          1,051,138     4,580,200          0     5,631,338        656,495       1998        6/24/98   20 to 25 years

360
INTERLOCKEN (c)         1,650,070     7,090,696          0     8,740,766      1,098,339       1996        3/20/98   20 to 25 years

IOMEGA
PROPERTY(d)               641,988     5,506,095          0     6,148,083        742,404       1998        7/01/98   20 to 25 years

OHMEDA
PROPERTY (e)            2,746,894     8,157,602          0    10,904,496      1,278,024       1998        2/13/98   20 to 25 years

FAIRCHILD
PROPERTY (f)            2,219,251     7,138,159          0     9,357,410        999,301       1998        7/21/98   20 to 25 years

ORANGE COUNTY
PROPERTY (g)            2,187,501     4,664,115          0     6,851,616        651,780       1988        7/31/98   20 to 25 years

PRICEWATER-
HOUSECOOPERS
PROPERTY (h)            1,520,834    20,603,797          0    22,124,631      2,469,792       1998       12/31/98   20 to 25 years

EYBL CARTEX
PROPERTY (i)              343,750     4,991,489          0     5,335,239        532,416       1998        5/18/99   20 to 25 years

SPRINT BUILDING
(j)                     1,766,667     8,177,842          0     9,944,509        817,785       1998        7/2/99    20 to 25 years

JOHNSON
MATTHEY (k)             2,005,209     6,386,868          0     8,392,077        617,438       1973       8/17/99    20 to 25 years

GARTNER
PROPERTY (l)              933,171     7,762,253          0     8,695,424        724,477       1998       9/20/99    20 to 25 years

AT&T--PA
PROPERTY (m)              689,583    12,074,525          0    12,764,108      1,408,686       1998        2/4/99    20 to 25 years

                                               Initial Cost                      Gross Amount at Which Carried at December 31, 2001
                                        --------------------------              ----------------------------------------------------

                                                                     Costs of
                 Ownership                           Buildings and Capitalized               Buildings and Construction
  Description   Percentage Encumbrances     Land     Improvements  Improvements     Land     Improvements  in Progress     Total
--------------- ---------- ------------ ------------ ------------- ------------ ------------ ------------- ------------ ------------
MARCONI
PROPERTY (n)           100         None    5,000,000    28,161,665    1,381,747    5,208,335    29,335,077            0   34,543,412

CINEMARK
PROPERTY (O)           100         None    1,456,000    20,376,881      908,217    1,516,667    21,224,431            0   22,741,098

MATSUSHITA
PROPERTY (p)           100         None    4,577,485             0   13,860,142    4,768,215    13,773,660            0   18,541,875

ALSTOM
POWER--
RICHMOND
PROPERTY(q)            100         None      948,401             0    9,938,308      987,918     9,923,454            0   10,911,372

METRIS--OK
PROPERTY (r)           100         None    1,150,000    11,569,583      541,489    1,197,917    12,063,155            0   13,261,072

DIAL
PROPERTY
(s)                    100         None    3,500,000    10,785,309      601,264    3,645,835    11,240,738       83,125   14,969,698

ASML PROPERTY
(t)                    100         None            0    17,392,633      731,685            0    18,124,318            0   18,124,318

MOTOROLA--AZ
PROPERTY (u)           100         None            0    16,036,219      669,639            0    16,705,858            0   16,705,858

AVNET
PROPERTY (v)           100         None            0    13,271,502      551,156            0    13,822,658            0   13,822,658

DELPHI
PROPERTY (w)           100         None    2,160,000    16,775,971    1,676,956    2,250,008    18,469,408       14,877   20,734,293

SIEMENS
PROPERTY (x)            47         None    2,143,588    12,048,902      591,358    2,232,905    12,550,943       43,757   14,827,605

QUEST
PROPERTY (y)            16         None    2,220,993     5,545,498       51,285    2,220,993     5,602,160            0    7,823,153

MOTOROLA--NJ
PROPERTY (z)           100         None    9,652,500    20,495,243            0   10,054,720    25,540,919      392,104   35,987,743

METRIS--MN
PROPERTY (aa)          100         None    7,700,000    45,151,969        2,181    8,020,859    47,042,309            0   55,063,168

STONE &
WEBSTER
PROPERTY (bb)          100         None    7,100,000    37,914,954            0    7,395,857    39,498,469            0   46,894,326

AT&T--OK
PROPERTY (cc)           47         None    2,100,000    13,227,555      638,651    2,187,500    13,785,631            0   15,973,131

COMDATA
PROPERTY                64         None    4,300,000    20,650,000      572,944    4,479,168    21,566,287            0   26,045,455

AMERICREDIT
PROPERTY                87         None    1,610,000    10,890,000      563,257    1,677,084    11,386,174            0   13,063,258

STATE STREET
PROPERTY               100         None   10,600,000    38,962,988    4,344,837   11,041,670    40,666,305    2,201,913   53,909,888

IKON PROPERTY          100         None    2,735,000    17,915,000      985,856    2,847,300    18,792,672            0   21,639,972

NISSAN
PROPERTY               100   $8,124,444    5,545,700             0       21,353    5,567,053             0    2,653,777    8,220,830

                                                             Life on Which
                                                              Depreciation
                      Accumulated      Date of       Date     is Computed
  Description         Depreciation   Consturction  Acquired       (dd)
---------------     ---------------  ------------  --------  --------------
MARCONI
PROPERTY (n)              2,737,941      1991       9/10/99  20 to 25 years

CINEMARK
PROPERTY (O)              1,768,692      1999      12/21/99  20 to 25 years

MATSUSHITA
PROPERTY (p)              2,032,803      1999       3/15/99  20 to 25 years

ALSTOM
POWER--
RICHMOND
PROPERTY(q)                 921,980      1999       7/22/99  20 to 25 years

METRIS--OK
PROPERTY (r)                881,413      2000       2/11/00  20 to 25 years

DIAL
PROPERTY                                 1997       3/29/00  20 to 25 years
(s)                         821,315

ASML PROPERTY
(t)                       1,314,573      1995       3/29/00  20 to 25 years

MOTOROLA--AZ
PROPERTY (u)              1,218,400      1998       3/29/00  20 to 25 years

AVNET
PROPERTY (v)                868,060      2000       6/12/00  20 to 25 years

DELPHI
PROPERTY (w)              1,286,705      2000       6/29/00  20 to 25 years

SIEMENS
PROPERTY (x)                959,465      2000       5/10/00  20 to 25 years

QUEST
PROPERTY (y)                649,436      1997       9/10/97  20 to 25 years

MOTOROLA--NJ
PROPERTY (z)              1,541,768      2000       11/1/00  20 to 25 years

METRIS--MN
PROPERTY (aa)             2,000,737      2000      12/21/00  20 to 25 years

STONE &
WEBSTER
PROPERTY (bb)             1,679,981      1994      12/21/00  20 to 25 years

AT&T--OK
PROPERTY (cc)               597,317      1999      12/28/00  20 to 25 years

COMDATA
PROPERTY                    575,056      1986      5/15/2001 20 to 25 years

AMERICREDIT
PROPERTY                    227,724      2001      7/16/2001 20 to 25 years

STATE STREET
PROPERTY                    807,903      1998      7/30/2001 20 to 25 years

IKON PROPERTY
                            250,689      2000      9/7/2001  20 to 25 years

NISSAN
PROPERTY                          0      2002      9/19/2001 20 to 25 years

                                                                                           Costs of
                    Ownership                                          Buildings and      Capitalized
 Description       Partnership    Encumbrances          Land           Improvements      Improvements         Land
 -----------       -----------    ------------          ----           ------------      ------------         ----
INGRAM MICRO
PROPERTY               100         $22,000,000          333,049          20,666,951          922,657          333,049

LUCENT
PROPERTY               100             None           7,000,000          10,650,000        1,106,240        7,275,830

CONVERGYS
PROPERTY               100             None           3,500,000           9,755,000          791,672        3,642,442

ADIC
PROPERTY                51             None           1,954,213          11,000,000          757,902        2,047,735

WINDY POINT
I PROPERTY             100             None           4,360,000          29,298,642        1,440,568        4,536,862

WINDY POINT II
PROPERTY               100             None           3,600,000          52,016,358        2,385,402        3,746,033
                                   -----------     ------------        ------------      -----------     ------------
   Total                           $30,124,444     $112,812,473        $584,077,441      $57,913,909     $117,245,941
                                   ===========     ============        ============      ===========     ============


                                                                                                                    Life on Which
                                                                                                                     Depreciation
                  Buildings and    Construction                      Accumulated        Date of          Date        is Computed
                   Improvements     in Progress           Total      Depreciation    Construction      Acquired          (dd)
                   ------------     -----------           -----      ------------    ------------      --------          ----
INGRAM MICRO
PROPERTY            21,590,010             0           21,923,059         292,307         1997        9/27/2001     20 to 25 years

LUCENT
PROPERTY            11,484,562             0           18,760,392         153,093         2000        9/28/2001     20 to 25 years

CONVERGYS
PROPERTY            10,404,230             0           14,046,672          34,681         2001        12/21/2001    20 to 25 years

ADIC
PROPERTY            11,664,380             0           13,712,115          38,881         2001        12/21/2001    20 to 25 years

WINDY POINT
I PROPERTY          30,562,349             0           35,099,211         101,875         1999        12/31/2001    20 to 25 years

WINDY POINT II
PROPERTY            54,255,727             0           58,001,760         180,852         2001        12/31/2001    20 to 25 years
                  ------------    ----------         ------------     -----------

   Total          $645,673,203    $5,389,553         $768,308,697     $37,785,066
                  ============    ==========         ============     ===========


          (a) The Alstom Power Knoxville Property consists of a three-story office building located in Knoxville, Tennessee. It is owned by Fund IX-X-XI-REIT Joint Venture.
          (b) The Avaya Building consists of a one-story office building located in Oklahoma City, Oklahoma. It is owned by Fund IX-X-XI-REIT Joint Venture.
          (c) The 360 Interlocken Property consists of a three-story multi-tenant office building located in Broomfield, Colorado. It is owned by Fund IX-X-XI-REIT Joint Venture.
          (d) The Iomega Property consists of a one-story warehouse and office building located in Ogden, Utah. It is owned by Fund IX-X-XI-REIT Joint Venture.
          (e) The Ohmeda Property consists of a two-story office building located in Louisville, Colorado. It is owned by Fund IX-X-XI-REIT Joint Venture.
          (f) The Fairchild Property consists of a two-story warehouse and office building located in Fremont, California. It is owned by Wells/Freemont Associates.
          (g) The Orange County Property consists of a one-story warehouse and office building located in Fountain Valley, California. It is owned by Wells/Orange County Associates.
          (h) The PriceWaterhouseCoopers Property consists of a four-story office building located in Tampa, Florida. It is 100% owned by the Company.
          (i) The EYBL CarTex Property consists of a one-story manufacturing and office building located in Fountain Inn, South Carolina. It is owned by Fund XI-XII-REIT Joint Venture.
          (j) The Sprint Building consists of a three-story office building located in Leawood, Kansas. It is owned by Fund XI-XII-REIT Joint Venture.
          (k) The Johnson Matthey Property consists of a one-story research and development office and warehouse building located in Chester County, Pennsylvania. It is owned by Fund XI-XII-REIT Joint Venture.
          (l) The Gartner Property consists of a two-story office building located in Ft. Myers, Florida. It is owned by Fund XI-XII-REIT Joint Venture

                    (m) The AT&T--PA Property consists of a four-story office building located in Harrisburg, Pennsylvania. It is 100% owned by the Company.

                    (n) The Marconi Property consists of a two-story office building located in Wood Dale, Illinois. It is 100% owned by the Company.

                    (o) The Cinemark Property consists of a five-story office building located in Plano, Texas. It is 100% owned by the Company.

                    (p) The Matsushita Property consists of a two-story office building located in Lake Forest, California. It is 100% owned by the Company.

                    (q) The Alstom Property consists of a four-story office building located in Midlothian, Chesterfield County, Virginia. It is 100% owned by the Company.

                    (r) The Metris--OK Property consists of a three-story office building located in Tulsa, Oklahoma. It is 100% owned by the Company.

                    (s) The Dial Property consists of a two-story office building located in Scottsdale, Arizona. It is 100% owned by the Company.

                    (t) The ASML Property consists of a two-story office building located in Tempe, Arizona. It is 100% owned by the Company.

                    (u) The Motorola--AZ Property consists of a two-story office building located in Tempe, Arizona. It is 100% owned by the Company.

                    (v) The Avnet Property consists of a two-story office building located in Tempe, Arizona. It is 100% owned by the Company.

                    (w) The Delphi Property consists of a three-story office building located in Troy, Michigan. It is 100% owned by the Company.

                    (x) The Siemens Property consists of a three-story office building located in Troy, Michigan. It is owned by Fund XII-REIT Joint Venture.

                    (y) The Quest Property consists of a two-story office building located in Orange County, California. It is owned by Fund VIII-IX-REIT Joint Venture.

                    (z) The Motorola--NJ Property consists of a three-story office building located in South Plainfield, New Jersey. It is 100% owned by the Company.

                    (aa) The Metris--MN Property consists of a nine-story office building located in Minnetonka, Minnesota. It is 100% owned by the Company.

                    (bb) The Stone & Webster Property consists of a six-story
                         office building located in Houston, Texas. It is 100% owned by the Company.

                    (cc) The AT&T--OK Property consists of a two-story office
                         building located in Oklahoma City, Oklahoma. It is owned by the Fund XII-REIT Joint Venture.

                    (dd) Depreciation lives used for buildings are 25 years.
                         Depreciation lives used for land improvements are 20 years.

             WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY


       SCHEDULE III--REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION

                                DECEMBER 31, 2001

                                                                   Accumulated
                                                   Cost           Depreciation
                                              --------------     --------------

BALANCE AT DECEMBER 31, 1998                  $  76,201,910       $  1,487,963

    1999 additions                              103,916,288          4,243,688
                                              -------------       ------------
BALANCE AT DECEMBER 31, 1999                    180,118,198          5,731,651

    2000 additions                              293,450,036         11,232,378
                                              -------------       ------------
BALANCE AT DECEMBER 31, 2000                    473,568,234         16,964,029
                                              =============       ============

                                              =============       ============
    2001 additions                              294,740,403         20,821,037
                                              =============       ============
BALANCE AT DECEMBER 31, 2001                  $ 768,308,697       $ 37,785,066
                                              =============       ============

                            PRIOR PERFORMANCE TABLES

     The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by Wells Capital, Inc., our advisor, and its affiliates (Wells Public Programs) which have investment objectives similar to Wells Real Estate Investment Trust, Inc. (Wells REIT). (See "Investment Objectives and Criteria.") Except for the Wells REIT, all of the Wells Public Programs, have used capital, and no acquisition indebtedness, to acquire their properties.

     Prospective investors should read these Tables carefully together with the summary information concerning the Wells Public Programs as set forth in the "Prior Performance Summary" section of this prospectus.

     Investors in the Wells REIT will not own any interest in the other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in other Wells Public Programs.

     The advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. The financial results of the Wells Public Programs, thus, may provide some indication of the advisor's performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

     The following tables are included herein:

     Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

     Table II - Compensation to Sponsor (in Dollars)

     Table III - Annual Operating Results of Wells Public Programs

     Table IV (Results of completed programs) has been omitted since none of the Wells Public Programs have been liquidated.

     Table V - Sales or Disposals of Property

     Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement which the Wells REIT has filed with the Securities and Exchange Commission. Copies of any or all information will be provided to prospective investors at no charge upon request.

     The following are definitions of certain terms used in the Tables:

     "Acquisition Fees" shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

     "Organization Expenses" shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Wells Public Program.

     "Underwriting Fees" shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

                                     TABLE I
                                   (UNAUDITED)

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

     This Table provides a summary of the experience of the sponsors of Wells Public Programs for which offerings have been completed since December 31, 1998. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2001.

                                                 Wells Real          Wells Real       Wells Real Estate
                                                 Estate Fund         Estate Fund         Investment
                                                  XI, L.P.            XII, L.P.          Trust, Inc.
                                                  --------            ---------          -----------
Dollar Amount Raised                           $ 16,532,802/(3)/   $ 35,611,192/(4)/    $ 307,411,112/(5)/
                                               ============        ============         =============

Percentage Amount Raised                                100%/(3)/           100%/(4)/             100%/(5)/

Less Offering Expenses
  Underwriting Fees                                     9.5%                9.5%                  9.5%
  Organizational Expenses                               3.0%                3.0%                  3.0%
Reserves/(1)/                                           0.0%                0.0%                  0.0%
                                               -------------       -------------        -------------
  Percent Available for Investment                     87.5%               87.5%                 87.5%

Acquisition and Development Costs
  Prepaid Items and Fees related to
     Purchase of Property                               0.0%                0.0                   0.5%
  Cash Down Payment                                    84.0%               84.0%                 73.8%
  Acquisition Fees/(2)/                                 3.5%                3.5%                  3.5%
  Development and Construction Costs                    0.0%                0.0                   9.7%

Reserve for Payment of Indebtedness                     0.0%                0.0%                  0.0%
                                               -------------       -------------        -------------

Total Acquisition and Development Cost                 87.5%               87.5%                 87.5%

Percent Leveraged                                       0.0%                0.0%                 30.9%
                                               =============       ============         =============

Date Offering Began                                12/31/97            03/22/99              01/30/98

Length of Offering                                   12 mo.              24 mo.                35 mo.

Months to Invest 90% of Amount Available
for Investment (Measured from Beginning of           20 mo.              26 mo.                21 mo.
Offering)

Number of Investors as of 12/31/01                    1,338               1,337                 7,422

(1)  Does not include general partner contributions held as part of reserves.

(2) Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to affiliates of the general partners.

(3) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund XI, L.P. closed its offering on December 30, 1998, and the total dollar amount raised was $16,532,802.

(4) Total dollar amount registered and available to be offered was $70,000,000. Wells Real Estate Fund XII, L.P. closed its offering on March 21, 2001, and the total dollar amount raised was $35,611,192.

(5) The total dollar amount registered and available to be offered in the first offering was $165,000,000. Wells Real Estate Investment Trust, Inc. closed its initial offering on December 19, 1999, and the total dollar amount raised in its initial offering was $132,181,919. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. closed its second offering on December 19, 2000, and the total dollar amount raised in its second offering was $175,229,193.

                                    TABLE II
                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR

     The following sets forth the compensation received by Wells Capital and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1998. All figures are as of December 31, 2001.

                                                                                       Wells Real
                                                          Wells Real     Wells Real      Estate             Other
                                                          Estate Fund    Estate Fund   Investment          Public
                                                           XI, L.P.       XII, L.P.   Trust, Inc./(1)/   Programs/(2)/
                                                           --------       ---------   --------------     -----------
Date Offering Commenced                                      12/31/97       03/22/99      01/30/98                --

Dollar Amount Raised                                     $ 16,532,802   $ 35,611,192  $307,411,112      $268,370,007
 To Sponsor from Proceeds of Offering:
 Underwriting Fees/(3)/                                  $    151,911   $    362,416  $  3,076,844      $  1,494,470
 Acquisition Fees
  Real Estate Commissions                                        --              --            --                --
  Acquisition and Advisory Fees/(4)/                     $    578,648   $  1,246,392  $ 10,759,389      $ 12,644,556

Dollar Amount of Cash Generated from
Operations Before Deducting Payments to Sponsor/(5)/     $  3,494,174   $  3,508,128  $116,037,681      $ 58,169,461

Amount Paid to Sponsor from Operations:
 Property Management Fee/(2)/                            $     90,731   $    113,238  $  1,899,140      $  2,257,424
 Partnership Management Fee                                        --             --            --                --
 Reimbursements                                          $    164,746   $    142,990  $  1,047,449      $  2,503,609
 Leasing Commissions                                     $     90,731   $    113,238  $  1,899,140      $  2,257,426
 General Partner Distributions                                     --             --            --                --
 Other                                                             --             --            --                --

Dollar Amount of Property Sales and
 Refinancing Payments to Sponsors:
  Cash                                                             --             --            --                --
  Notes                                                            --             --            --                --

Amount Paid to Sponsor from Property Sales
 and Refinancing:
  Real Estate Commissions                                          --             --            --                --
  Incentive Fees                                                   --             --            --                --
  Other                                                            --             --            --                --

(1) The total dollar amount registered and available to be offered in the first offering was $165,000,000. Wells Real Estate Investment Trust, Inc. closed its initial offering on December 19, 1999, and the total dollar amount raised in its initial offering was $132,181,919. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. closed its second offering on December 19, 2000, and the total dollar amount raised in its second offering was $175,229,193.

(2) Includes compensation paid to the general partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P. and Wells Real Estate Fund X, L.P. during the past three years. In addition to the amounts shown, affiliates of the general partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. As of December 31, 2001, the amount of such deferred fees totaled $2,627,841.

(3) Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offering which was not reallowed to participating broker-dealers.

(4) Fees paid to the general partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.

(5) Includes $(161,104) in net cash provided by operating activities, $3,308,970 in distributions to limited partners and $346,208 in payments to sponsor for Wells Real Estate Fund XI, L.P.; $167,620 in net cash used by operating activities, $2,971,042 in distributions to limited partners and $369,466 in payments to sponsor for Wells Real Estate Fund XII, L.P.; $53,677,256 in net cash provided by operating activities, $57,514,696 in dividends and $4,845,729 in payments to sponsor for Wells Real Estate Investment Trust, Inc.; and $956,542 in net cash provided by operating activities, $50,169,329 in distributions to limited partners and $7,018,457 in payments to sponsor for other public programs.

                                    TABLE III
                                   (UNAUDITED)

     The following five tables set forth operating results of Wells Public Programs the offerings of which have been completed since December 31, 1996. The information relates only to public programs with investment objectives similar to those of the Wells REIT. All figures are as of December 31 of the year indicated.

                              TABLE III (UNAUDITED)
                       OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND VIII, L.P.

                                                                2001          2000            1999           1998          1997
                                                                ----          ----            ----           ----          ----
Gross Revenues/(1)/                                       $  1,521,303    $ 1,373,795    $ 1,360,497  $  1,362,513   $  1,204,018
Profit on Sale of Properties                                        --             --             --            --             --
Less: Operating Expenses/(2)/                                   87,597         85,732         87,301        87,092         95,201
      Depreciation and Amortization/(3)/                             0              0          6,250         6,250          6,250
                                                          ------------    -----------    -----------  ------------   ------------
Net Income GAAP Basis/(4)/                                $  1,433,706      1,288,063    $ 1,266,946  $  1,269,171   $  1,102,567
                                                          ============    ===========    ===========  ============   ============
Taxable Income: Operations                                $  2,000,231      1,707,431    $ 1,672,844  $  1,683,192   $  1,213,524
                                                          ============    ===========    ===========  ============   ============
Cash Generated (Used By):
  Operations                                                   (85,637)       (68,968)       (87,298)      (63,946)         7,909
  Joint Ventures                                             2,602,975      2,474,151      2,558,623     2,293,504      1,229,282
                                                          ------------    -----------    -----------  ------------   ------------
                                                          $  2,517,338    $ 2,405,183      2,471,325  $  2,229,558   $  1,237,191
Less Cash Distributions to Investors:
  Operating Cash Flow                                        2,507,159      2,405,183      2,379,215     2,218,400      1,237,191
  Return of Capital                                                 --             --             --            --        183,315
  Undistributed Cash Flow from Prior Year Operations                --         82,180             --            --             --
                                                          ------------    -----------    -----------  ------------   ------------
Cash Generated (Deficiency) after Cash Distributions      $     10,179    $   (82,180)   $    92,110  $     11,158   $   (183,315)

Special Items (not including sales and financing):
  Source of Funds:
  General Partner Contributions                                     --             --             --            --             --
  Increase in Limited Partner Contributions/(5)/                    --             --             --            --             --
                                                          ------------    -----------    -----------  ------------   ------------
                                                          $     10,179    $   (82,180)   $    92,110  $     11,158   $   (183,315)

Use of Funds:
  Sales Commissions and Offering Expenses                                          --             --            --             --
                                                          ------------
  Return of Limited Partner's Investment                            --             --             --            --          8,600
  Property Acquisitions and Deferred Project Costs                                  0              0     1,850,859     10,675,811
                                                          ------------    -----------    -----------  ------------   ------------
Cash Generated (Deficiency) after Cash
Distributions and Special Items                           $     10,179    $   (82,180)   $    92,110  $ (1,839,701)  $(10,867,726)
                                                          ============    ===========    ===========  ============   ============

Net Income and Distributions Data per $1,000
Invested:
  Net Income on GAAP Basis:
  Ordinary Income (Loss)
  - Operations Class A Units                                        51             84             91            91             73
  - Operations Class B Units                                       (93)          (219)          (247)         (212)          (150)
  Capital Gain (Loss)                                               --             --             --            --             --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
  Ordinary Income (Loss)
  - Operations Class A Units                                        98             89             88            89             65
  - Operations Class B Units                                      (190)          (169)          (154)          (131)           (95)
  Capital Gain (Loss)                                               --             --             --            --             --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                 51             83             87            83             54
  - Return of Capital Class A Units                                 38              7             --            --             --
  - Return of Capital Class B Units                                 --             --             --            --             --
 Source (on Cash Basis)
  - Operations Class A Units                                        89             87             87            83             47
  - Return of Capital Class A Units                                 --              3             --            --              7
  - Operations Class B Units                                        --             --             --            --             --
Source (on a Priority Distribution Basis)/(5)/
  - Investment Income Class A Units                                 77             73             70            69             42
  - Return of Capital Class A Units                                 12             17             17            16             12
  - Return of Capital Class B Units                                 --             --             --            --             --

Amount (in Percentage Terms) Remaining Invested
in Program Properties at the end of the Last Year
Reported in the Table                                              100%

(1) Includes $1,034,907 in equity in earnings of joint ventures and $169,111 from investment of reserve funds in 1997; $1,346,367 in equity in earnings of joint ventures and $16,146 from investment of reserve funds in 1998; $1,360,494 in equity in earnings of joint ventures and $3 from investment of reserve funds in 1999; $1,363,174 in equity in earnings of joint ventures and $10,621 from investment of reserve funds in 2000; and $1,519,727 in equity in earnings of joint ventures and $1,576 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)  Includes partnership administrative expenses.

(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $841,666 for 1997; $1,157,355 for 1998; $1,209,171 for
     1999; $1,173,630 for 2000; and $992,830 for 2001.

(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $1,947,536 to Class A Limited Partners, $(844,969) to Class B Limited Partners and $0 to the General Partners for 1997; $2,431,246 to Class A Limited Partners, $(1,162,075) to Class B Limited Partners and $0 to the General Partners for 1998; $2,481,559 to Class A Limited Partners, $(1,214,613) to Class B Limited Partners and $0 to the General Partners for 1999; $2,294,288 to Class A Limited Partners, $(1,006,225) to Class B Limited Partners and $0 to the General Partners for 2000; and $1,433,706 to Class A Limited Partners, $(0) to Class B Limited Partners and $0 to the General Partners for 2001.

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $2,295,381.

                              TABLE III (UNAUDITED)
                       OPERATING RESULTS OF PRIOR PROGRAMS
                         WELLS REAL ESTATE FUND IX, L.P.

                                                                2001           2000           1999          1998           1997
                                                                ----           ----           ----          ----           ----
Gross Revenues/(1)/                                         $ 1,874,290    $ 1,836,768    $ 1,593,734    $ 1,561,456  $   1,199,300
Profit on Sale of Properties                                         --             --             --             --             --
Less: Operating Expenses/(2)/                                   105,816         78,092         90,903        105,251        101,284
      Depreciation and Amortization/(3)/                              0              0         12,500          6,250          6,250
                                                            -----------    -----------    -----------   ------------  -------------
Net Income GAAP Basis/(4)/                                  $ 1,768,474    $ 1,758,676    $ 1,490,331    $ 1,449,955  $   1,091,766
                                                            ===========    ===========    ===========    ===========  =============
Taxable Income: Operations                                  $ 2,251,474    $ 2,147,094    $ 1,924,542    $ 1,906,011  $   1,083,824
                                                            ===========    ===========    ===========    ===========  =============
Cash Generated (Used By):
 Operations                                                 $  (101,573)   $   (66,145)   $   (94,403)   $    80,147  $     501,390
 Joint Ventures                                               2,978,785      2,831,329      2,814,870      2,125,489        527,390
                                                            -----------    -----------    -----------    -----------  -------------
                                                            $ 2,877,212    $ 2,765,184    $ 2,720,467    $ 2,205,636  $   1,028,780
Less Cash Distributions to Investors:
  Operating Cash Flow                                         2,877,212      2,707,684      2,720,467      2,188,189      1,028,780
  Return of Capital                                                  --             --         15,528             --         41,834
  Undistributed Cash Flow From Prior Year Operations            (20,074)            --         17,447             --          1,725
                                                            -----------    -----------    -----------   ------------  -------------
Cash Generated (Deficiency) after Cash Distributions        $   (20,074    $    57,500    $   (32,975)   $    17,447  $     (43,559)

Special Items (not including sales and financing):
 Source of Funds:
  General Partner Contributions                                      --             --             --             --             --
  Increase in Limited Partner Contributions                          --             --             --             --             --
                                                            -----------    -----------    -----------    -----------  -------------
                                                            $   (20,074)   $    57,500    $   (32,975)   $    17,447  $     (43,559)
Use of Funds:
  Sales Commissions and Offering Expenses                            --             --             --             --        323,039
  Return of Original Limited Partner's Investment                    --             --             --             --            100
  Property Acquisitions and Deferred Project Costs                   --         44,357        190,853      9,455,554     13,427,158
                                                            -----------    -----------    -----------   ------------  -------------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                             $   (20,074)   $    13,143    $  (223,828)   $(9,438,107) $ (13,793,856)
                                                            ===========    ===========    ===========    ===========  =============

Net Income and Distributions Data per $1,000 Invested:
 Net Income on GAAP Basis:
  Ordinary Income (Loss)
  - Operations Class A Units                                         57             93             89             88             53
  - Operations Class B Units                                         (0)          (267)          (272)          (218)           (77)
  Capital Gain (Loss)                                                --             --             --             --             --

Tax and Distributions Data per $1,000 Invested:
 Federal Income Tax Results:
  Ordinary Income (Loss)
  - Operations Class A Units                                         94             91             86             85             46
  - Operations Class B Units                                       (195)          (175)          (164)          (123)           (47)
  Capital Gain (Loss)                                                --             --             --             --             --

Cash Distributions to Investors:
 Source (on GAAP Basis)
 - Investment Income Class A Units                                   56             87             88             73             36
 - Return of Capital Class A Units                                   36             --              2             --             --
 - Return of Capital Class B Units                                   --             --             --             --             --
 Source (on Cash Basis)
 - Operations Class A Units                                          92             87             89             73             35
 - Return of Capital Class A Units                                   --             --              1             --              1
 - Operations Class B Units                                          --             --             --             --             --
 Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                   81             76             77             61             29
 - Return of Capital Class A Units                                   11             11             13             12              7
 - Return of Capital Class B Units                                   --             --             --             --             --

Amount (in Percentage Terms) Remaining Invested in Program
Properties at the end of the Last Year Reported in the Table        100%

(1) Includes $593,914 in equity in earnings of joint ventures and $605,386 from investment of reserve funds in 1997; $1,481,869 in equity in earnings of joint ventures and $79,587 from investment of reserve funds in 1998; $1,593,734 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999; and $1,829,216 in equity in earnings of joint ventures and $7,552 from investment of reserve funds in 2000; and $1,870,378 in equity in earnings of joint ventures and $3,912 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)  Includes partnership administrative expenses.

(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $469,126 for 1997; $1,143,407 for 1998; $1,210,939 for
     1999; $1,100,915 for 2000; and $1,076,802 for 2001.

(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $1,564,778 to Class A Limited Partners, $(472,806) to Class B Limited Partners and $(206) to the General Partners for 1997; $2,597,938 to Class A Limited Partners, $(1,147,983) to Class B Limited Partners and $0 to the General Partners for 1998; $2,713,636 to Class A Limited Partners, $(1,223,305) to Class B Limited Partners and $0 to the General Partners for 1999; $2,858,806 to Class A Limited Partners, $(1,100,130) to Class B Limited Partners and $0 to the General Partners for 2000; and $1,768,474 to Class A Limited Partners, $(0) to Class B Limited Partners and $0 to the General Partners for 2001.

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,668,253.

                              TABLE III (UNAUDITED)
                       OPERATING RESULTS OF PRIOR PROGRAMS
                         WELLS REAL ESTATE FUND X, L.P.

                                                                2001          2000           1999            1998           1997
                                                                ----          ----           ----            ----           ----
Gross Revenues/(1)/                                         $ 1,559,026   $ 1,557,518    $ 1,309,281    $  1,204,597   $    372,507
Profit on Sale of Properties                                         --            --             --              --             --
Less: Operating Expenses/(2)/                                   109,177        81,338         98,213          99,034         88,232
      Depreciation and Amortization/(3)/                              0             0         18,750          55,234          6,250
                                                            -----------   -----------    -----------    ------------   ------------
Net Income GAAP Basis/(4)/                                  $ 1,449,849   $ 1,476,180    $ 1,192,318    $  1,050,329   $    278,025
                                                            ===========   ===========    ===========    ============   ============
Taxable Income: Operations                                  $ 1,688,775   $ 1,692,792      1,449,771    $  1,277,016   $    382,543
                                                            ===========   ===========    ===========    ============   ============
Cash Generated (Used By):
  Operations                                                   (100,983)      (59,595)       (99,862)        300,019        200,668
  Joint Ventures                                              2,307,137     2,192,397      2,175,915         886,846             --
                                                            -----------   -----------    -----------    ------------   ------------
                                                            $ 2,206,154   $ 2,132,802      2,076,053    $  1,186,865   $    200,668
Less Cash Distributions to Investors:
  Operating Cash Flow                                       $ 2,206,154     2,103,260      2,067,801       1,186,865             --
  Return of Capital                                                  --            --             --          19,510             --
  Undistributed Cash Flow From Prior Year Operations             25,647            --             --         200,668             --
                                                            -----------   -----------    -----------    ------------   ------------
Cash Generated (Deficiency) after Cash Distributions        $   (25,647)  $    29,542    $     8,252    $   (220,178)  $    200,668

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                     --            --             --              --             --
   Increase in Limited Partner Contributions                         --            --             --              --     27,128,912
                                                            -----------   -----------    -----------    ------------   ------------
                                                            $   (25,647)  $    29,542    $     8,252    $   (220,178)  $ 27,329,580
Use of Funds:
  Sales Commissions and Offering Expenses                            --            --             --         300,725      3,737,363
  Return of Original Limited Partner's Investment                    --            --             --              --            100
  Property Acquisitions and Deferred Project Costs                    0        81,022              0      17,613,067      5,188,485
                                                            -----------   -----------    -----------    ------------   ------------
Cash Generated (Deficiency) after Cash Distributions and
 Special Items                                              $   (25,647)  $   (51,480)   $     8,252    $(18,133,970)  $ 18,403,632
                                                            ===========   ===========    ===========    ============   ============

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
   - Operations Class A Units                                        99           104             97              85             28
   - Operations Class B Units                                      (188)         (159)          (160)           (123)            (9)
   Capital Gain (Loss)                                               --            --             --              --             --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
   - Operations Class A Units                                        95            98             92              78             35
   - Operations Class B Units                                      (130)         (107)          (100)            (64)             0
   Capital Gain (Loss)                                               --            --             --              --             --

Cash Distributions to Investors:
 Source (on GAAP Basis)
 - Investment Income Class A Units                                   96            94             95              66             --
 - Return of Capital Class A Units                                   --            --             --              --             --
 - Return of Capital Class B Units                                   --            --             --              --             --
 Source (on Cash Basis)
 - Operations Class A Units                                          96            94             95              56             --
 - Return of Capital Class A Units                                   --            --             --              10             --
 - Operations Class B Units                                          --            --             --              --             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                   80            74             71              48             --
 - Return of Capital Class A Units                                   16            20             24              18             --
 - Return of Capital Class B Units                                   --            --             --              --             --

Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year Reported in
the Table                                                           100%

(1) Includes $(10,035) in equity in earnings of joint ventures and $382,542 from investment of reserve funds in 1997; $869,555 in equity in earnings of joint ventures and $215,042 from investment of reserve funds in 1998; $1,309,281 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999; 1,547,664 in equity in earnings of joint ventures and $9,854 from investment of reserve funds in 2000; and $1,549,588 in equity in earnings of joint ventures and $9,438 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)  Includes partnership administrative expenses.

(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $18,675 for 1997; $674,986 for 1998; $891,911 for 1999;
     $816,544 for 2000; and $814,502 for 2001.

(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $302,862 to Class A Limited Partners, $(24,675) to Class B Limited Partners and $(162) to the General Partners for 1997; $1,779,191 to Class A Limited Partners, $(728,524) to Class B Limited Partners and $(338) to General Partners for 1998; $2,084,229 to Class A Limited Partners, $(891,911) to Class B Limited Partners and $0 to the General Partners for 1999; $2,292,724 to Class A Limited Partners, $(816,544) to Class B Limited Partners and $0 to the General Partners for 2000; and $2,264,351 to Class A Limited Partners, $(814,502) to Class B Limited Partners and $0 to the General Partners for 2001.

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,735,882.

                              TABLE III (UNAUDITED)
                       OPERATING RESULTS OF PRIOR PROGRAMS
                         WELLS REAL ESTATE FUND XI, L.P.

                                                             2001            2000            1999            1998        1997
                                                             ----            ----            ----            ----        ----
Gross Revenues/(1)/                                      $   960,676     $   975,850    $    766,586     $   262,729      N/A
Profit on Sale of Properties                                      --              --              --              --
Less: Operating Expenses/(2)/                                 90,326          79,861         111,058         113,184
     Depreciation and Amortization/(3)/                            0              --          25,000           6,250
                                                         -----------     -----------    ------------     -----------
Net Income GAAP Basis/(4)/                               $   870,350     $   895,989    $    630,528     $   143,295
                                                         ===========     ===========    ============     ===========
Taxable Income: Operations                               $ 1,038,394     $   944,775    $    704,108     $   177,692
                                                         ===========     ===========    ============     ===========
Cash Generated (Used By):

  Operations                                                (128,985)        (72,925)         40,906         (50,858)
  Joint Ventures                                           1,376,673       1,333,337         705,394         102,662
                                                         -----------     -----------    ------------     -----------
                                                         $ 1,247,688     $ 1,260,412    $    746,300     $    51,804
Less Cash Distributions to Investors:
  Operating Cash Flow                                      1,247,688       1,205,303         746,300          51,804
  Return of Capital                                            4,809              --          49,761          48,070
  Undistributed Cash Flow From Prior Year Operations          55,109              --              --              --
                                                         -----------     -----------    ------------     ------------
Cash Generated (Deficiency) after Cash Distributions     $   (59,918)    $    55,109    $    (49,761)    $   (48,070)

Special Items (not including sales and financing):
  Source of Funds:
  General Partner Contributions                                   --              --              --              --
  Increase in Limited Partner Contributions                       --              --              --      16,532,801
                                                         -----------     -----------    ------------     -----------
                                                         $   (59,918)    $    55,109    $    (49,761)    $16,484,731
Use of Funds:
  Sales Commissions and Offering Expenses                         --              --         214,609       1,779,661
  Return of Original Limited Partner's Investment                 --              --             100              --
  Property Acquisitions and Deferred Project Costs                --              --       9,005,979       5,412,870
                                                         -----------     -----------      ----------     -----------
Cash Generated (Deficiency) after Cash Distributions
  and Special Items                                      $   (59,918)    $    55,109    $ (9,270,449)    $ 9,292,200
                                                         ===========     ===========    ============     ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
  Ordinary Income (Loss)
   - Operations Class A Units                                    101             103              77              50
   - Operations Class B Units                                   (158)           (155)           (112)            (77)
  Capital Gain (Loss)                                             --              --              --              --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
  Ordinary Income (Loss)
   - Operations Class A Units                                    100              97              71              18
   - Operations Class B Units                                   (100)           (112)            (73)            (17)
  Capital Gain (Loss)                                             --              --              --              --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                               97              90              60               8
  - Return of Capital Class A Units                               --              --              --              --
  - Return of Capital Class B Units                               --              --              --              --
 Source (on Cash Basis)
  - Operations Class A Units                                      97              90              56               4
  - Return of Capital Class A Units                               --              --               4               4
  - Operations Class B Units                                      --              --              --              --
 Source (on a Priority Distribution Basis)/(5)/
  - Investment Income Class A Units                               75              69              46               6
  - Return of Capital Class A Units                               22              21              14               2
  - Return of Capital Class B Units                               --              --              --              --

Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year
Reported in the Table                                            100%

(1) Includes $142,163 in equity in earnings of joint ventures and $120,566 from investment of reserve funds in 1998; $607,579 in equity in earnings of joint ventures and $159,007 from investment of reserve funds in 1999; $967,900 in equity in earnings of joint ventures and $7,950 from investment of reserve funds in 2000; and $959,631 in equity in earnings of joint ventures and $1,045 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)  Includes partnership administrative expenses.

(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $105,458 for 1998; $353,840 for 1999; $485,558 for 2000;
     and $491,478 for 2001.

(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $254,862 to Class A Limited Partners, $(111,067) to Class B Limited Partners and $(500) to General Partners for 1998; $1,009,368 to Class A Limited Partners, $(378,840) to Class B Limited Partners and $0 to the General Partners for 1999; $1,381,547 to Class A Limited Partners, $(485,558) to Class B Limited Partners and $0 to General Partners for 2000; and $1,361,828 to Class A Limited Partners, $(491,478) to Class B Limited Partners and $0 to the General Partners for 2001.

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $791,502.

                              TABLE III (UNAUDITED)
                       OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND XII, L.P.

                                                                  2001            2000            1999
                                                                  ----            ----            ----
Gross Revenues/(1)/                                         $  1,661,194    $    929,868     $   160,379
Profit on Sale of Properties                                          --              --              --
Less: Operating Expenses/(2)/                                    105,776          73,640          37,562
      Depreciation and Amortization/(3)/                               0               0               0
                                                            ------------    ------------     -----------
Net Income GAAP Basis/(4)/                                  $  1,555,418    $    856,228     $   122,817
                                                            ============         =======         =======
Taxable Income: Operations                                  $  1,850,674    $    863,490     $   130,108
                                                            ============         =======     ===========
Cash Generated (Used By):
  Operations                                                     (83,406)        247,244           3,783
  Joint Ventures                                               2,036,837         737,266          61,485
                                                            $  1,953,431    $    984,510     $    65,268

Less Cash Distributions to Investors:
  Operating Cash Flow                                          1,953,431         779,818          62,934
  Return of Capital                                                   --              --              --
  Undistributed Cash Flow From Prior Year Operations             174,859              --              --
Cash Generated (Deficiency) after Cash Distributions        $   (174,859)   $    204,692     $     2,334


Special Items (not including sales and financing):
  Source of Funds:
  General Partner Contributions                                       --              --              --
  Increase in Limited Partner Contributions                   10,625,431      15,617,575       9,368,186
                                                            $ 10,450,572    $ 15,822,267     $ 9,370,520
Use of Funds:
  Sales Commissions and Offering Expenses                      1,328,179       1,952,197       1,171,024
  Return of Original Limited Partner's Investment                     --              --             100
  Property Acquisitions and Deferred Project Costs             9,298,085      16,246,485       5,615,262
Cash Generated (Deficiency) after Cash Distributions and
 Special Items                                              $   (175,692)   $ (2,376,415)    $ 2,584,134
                                                            ============    ============     ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
  Ordinary Income (Loss)
  - Operations Class A Units                                          98              89              50
  - Operations Class B Units                                        (131)            (92)            (56)
  Capital Gain (Loss)                                                 --              --              --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
  Ordinary Income (Loss)
  - Operations Class A Units                                          84              58              23
  - Operations Class B Units                                         (74)            (38)            (25)
  Capital Gain (Loss)                                                 --              --              --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                   77              41               8
  - Return of Capital Class A Units                                   --              --              --
  - Return of Capital Class B Units                                   --              --              --
 Source (on Cash Basis)
  - Operations Class A Units                                          77              41               8
  - Return of Capital Class A Units                                   --              --              --
  - Operations Class B Units                                          --              --              --
Source (on a Priority Distribution Basis)/(5)/
  - Investment Income Class A Units                                   55              13               6
  - Return of Capital Class A Units                                   22              28               2
  - Return of Capital Class B Units                                   --              --              --

Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year
Reported in the Table                                                100%

(1) Includes $124,542 in equity in earnings of joint ventures and $35,837 from investment of reserve funds in 1999; $664,401 in equity in earnings of joint ventures and $265,467 from investment of reserve funds in 2000; and $1,577,523 in equity in earnings of joint ventures and $83,671 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)  Includes partnership administrative expenses.

(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $72,427 for 1999; $355,210 for 2000; and $1,035,609 for
     2001.

(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $195,244 to Class A Limited Partners, $(71,927) to Class B Limited Partners and $(500) to the General Partners for 1999; $1,209,438 to Class A Limited Partners, $(353,210) to Class B Limited Partners and $0 to General Partners for 2000; and $2,591,027 to Class A Limited Partners, $(1,035,609) to Class B Limited Partners and $0 to the General Partners for 2001.

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $870,747.

                               TABLE V (UNAUDITED)
                        SALES OR DISPOSALS OF PROPERTIES

         The following Table sets forth sales or other disposals of properties by Wells Public Programs within the most recent three years. The information relates to only public programs with investment objectives similar to those of Wells Real Estate Investment Trust, Inc. All figures are as of December 31, 2001.

                         Date                                                                                Cost Of Properties
               Date       Of                         Selling Price, Net Of                                  Including Closing And
Property      Acquired   Sale                  Closing Costs And GAAP Adjustments                                Soft Costs
====================================================================================================================================
                                                                                                            Total
                                    Cash                           Adjustments                           Acquisition
                                  Received    Mortgage  Purchase    Resulting                               Cost,
                                   Net Of     Balance    Money        From                  Original/1/    Capital
                                  Closing     At Time   Mortgage   Application               Mortgage     Improvement,
                                   Costs      Of Sale    Taken      Of GAAP       Total     Financing     Closing And      Total
                                                        Back By                                          Soft Costs/1/
                                                        Program
------------------------------------------------------------------------------------------------------------------------------------
3875          12/1/85  08/31/00  $  727,982     -0-        -0-         -0-     $  727,982/2/    -0-       $   647,648  $   647,648
Peachtree
Place,
Atlanta,
Georgia

Crowe's       12/31/86 01/11/01  $6,487,000     -0-        -0-         -0-     $6,487,000/3/    -0-       $ 9,388,869  $ 9,368,869
Crossing
Shopping
Center,
DeKalb
Count,
Georgia

Cherokee      10/30/87 10/01/01  $8,434,089     -0-        -0-         -0-     $8,434,089/4/    -0-       $10,650,750  $10,650,750
Commons
Shopping
Center,
Cherokee
County,
Georgia

                  Excess
                (Deficiency)
                Of Property
                 Operating
                   Cash
                  Receipts
                   Over
                   Cash
Property      Expenditures
==========================








==========================
3875
Peachtree
Place,
Atlanta,
Georgia

Crowe's
Crossing
Shopping
Center,
DeKalb
Count,
Georgia

Cherokee
Commons
Shopping
Center,
Cherokee
County,
Georgia

__________________

1 Amount shown does not include pro rata share of original offering costs.
2 Includes Wells Real Estate Fund I's share of taxable gain from this sale in the amount of $205,019, of which $205,019 is allocated to capital gain and $0 is allocated to ordinary gain.
3 Includes taxable gain from this sale in the amount of $11,496, of which
  $11,496 is allocated to capital gain and $0 is allocated to ordinary gain.
4 Includes taxable gain from this sale in the amount of $207,613, of which $207,613 is allocated to capital gain and $0 is allocated to ordinary gain.

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